Exhibit 10.9

PURCHASE AGREEMENT

METROPOLITAN PARK NORTH

Seattle, Washington

SELLER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

BUYER:

ELPF MET PARK NORTH, L.L.C.,

a Delaware limited liability company

February 3, 2006

PURCHASE AGREEMENT

Metropolitan Park North, 1220 Howell Street, Seattle, Washington

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of February 3, 2006 (the “Effective Date”), by and between Met Park North IV, L.L.C., a Delaware limited liability company (“Seller”), and ELPF Met Park North, L.L.C., a Delaware limited liability company (“Buyer”).

R E C I T A L S

Buyer desires to purchase, and Seller desires to sell, the Property (as hereinafter defined), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:

A G R E E M E N T S

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the following (collectively, the “Property”): (A) the land (the “Land”) located at 1220 Howell Street in the City of Seattle, County of King, State of Washington, as more particularly described in Exhibit A; (B) all improvements, structures and fixtures located upon the Land (the “Improvements”); (C) all tangible personal property (the “Personal Property”) owned by Seller and located on and used solely in connection with the management, operation or repair of the Improvements, other than those items of excluded Personal Property described on Exhibit B and that owned by tenants, the property manager and any other third parties; (D) the interest of the landlord in and to all leases of space of all or any portion of the Improvements (the “Tenant Leases”) together with all guaranties thereof and security deposits; and (E) subject to the terms of Section 5C(2) and to the extent assignable (i) all service contracts and equipment leases listed on Exhibit C (the “Contracts”), and (ii) the permits, licenses and warranties held solely for use in connection with all or any portion of the Improvements or the Personal Property (the foregoing items together with the Contracts being the “Intangible Property”).

2. Purchase Price. The purchase price for the Property shall be Eighty Eight Million Five Hundred Thousand and No/100 United States Dollars ($88,500,000.00) (the “Purchase Price”).

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

A. Deposit.

(1) Initial Deposit. On the Effective Date, Buyer will deliver to Chicago Title Insurance Company, 171 N. Clark Street, 3rd Floor, Chicago, Illinois 60601(the “Title Company”), Attention: Ms. Linda M. Tyrrell (pursuant to wiring instructions provided to Buyer) a wire transfer of immediately available federal funds, in the amount of Two Million and No/100 United States Dollars ($2,000,000.00) as an earnest money deposit (which amount, together with the

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interest earned on such amount, is referred to in this Agreement as the “Initial Deposit”). The Initial Deposit shall be invested by Title Company as instructed by Buyer and Seller in the Escrow Agreement (as hereinafter defined) which shall be executed by Buyer and Seller and delivered to Title Company (along with an executed copy of this Agreement) on the Effective Date. After the successful completion of the Due Diligence Period (as defined in Section 5B), as evidenced by Buyer’s delivery of the “Acceptance Notice” as provided in Section 5D below, the Initial Deposit shall be non-refundable to Buyer (except as otherwise specifically provided in this Agreement).

(2) Additional Deposit. If this Agreement is not terminated in accordance with Section 5D prior to the expiration of the Due Diligence Period, Buyer shall deliver to Title Company on or before the day of the expiration of the Due Diligence Period, a wire transfer of immediately available federal funds, in the amount of Three Million and No/100 Dollars ($3,000,000.00) (the “Additional Deposit”) as an additional earnest money deposit. The Initial Deposit and the Additional Deposit, together with the interest earned on such amount while in Title Company’s possession, but minus the Independent Consideration (as hereinafter defined), are referred to collectively in this Agreement as the “Deposit.” The Deposit shall be non-refundable to Buyer (except as otherwise specifically provided in this Agreement) and held by the Title Company in accordance with the terms of Section 3C below and the terms of a separate escrow agreement in the form of Exhibit D attached hereto and dated as of the date hereof by and among Buyer, Seller and the Title Company (the “Escrow Agreement”). In addition to the foregoing, if this Agreement is not terminated in accordance with Section 5D hereof and Buyer fails to deliver the Additional Deposit to Seller on or before the expiration of the Due Diligence Period, this Agreement may be terminated by Seller and the Initial Deposit shall be immediately and automatically delivered to Seller without the necessity of any further instructions by Buyer and shall be treated as liquidated damages in accordance with the terms of Section 3C below, this Agreement shall be null and void and of no further force or effect, and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement).

(3) Independent Consideration. The sum of One Hundred Dollars ($100.00) (the “Independent Consideration”) out of the Initial Deposit is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable to Buyer under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by the Title Company to Seller.

B. Closing Payment. The balance of the Purchase Price, as adjusted by the Deposit and by the adjustments, prorations, credits and allocations of income and expenses provided for in this Agreement, shall be delivered by Buyer to Title Company (to be disbursed by Title Company in accordance with Section 6 hereof) by wire transfer of immediately available funds at least one (1) business day prior to the Closing Date. Such balance of the Purchase Price, as so adjusted, is herein called the “Closing Payment”. As used herein the “Closing Date” shall mean March 1, 2006; provided that Buyer may, upon not less than three (3) business days’ written notice to Seller, extend the Closing Date to March 15, 2006. In the event that the Closing Date is so extended, Seller shall have the right, upon not less than three (3) business days’ written notice to Buyer, to further extend the Closing Date up to March 31, 2006 for purposes of minimizing the interest payable in connection with the repayment of the loan currently encumbering the Property.

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C. REMEDIES; DAMAGES.

(1) BUYER AND SELLER RECOGNIZE THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET DURING THE TERM OF THIS AGREEMENT AND THAT IF THE TRANSACTION IS NOT CONSUMMATED BECAUSE OF BUYER’S DEFAULT, SELLER SHOULD BE COMPENSATED FOR SUCH DETRIMENT. IT IS EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT AND, TO AVOID THIS PROBLEM, BUYER AND SELLER AGREE THAT IF THIS TRANSACTION IS NOT CONSUMMATED BECAUSE OF BUYER FAILS, WITHOUT LEGAL EXCUSE, TO COMPLETE THE PURCHASE OF THE PROPERTY, THE DEPOSIT SHALL BE FORFEITED TO SELLER AS THE SOLE AND EXCLUSIVE REMEDY FOR SUCH FAILURE AND, ACCORDINGLY, SELLER SHALL BE ENTITLED TO RECOVER FROM BUYER AS LIQUIDATED DAMAGES THE AMOUNT OF THE DEPOSIT, AND UPON WRITTEN NOTICE FROM SELLER TO TITLE COMPANY, THIS AGREEMENT SHALL BE TERMINATED AND THE DEPOSIT SHALL BE IMMEDIATELY AND AUTOMATICALLY DELIVERED TO SELLER WITHOUT THE NECESSITY OF ANY FURTHER INSTRUCTIONS BY BUYER, PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES PURSUANT TO SECTION 11F OF THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT SELLER’S RIGHTS UNDER SUCH INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER’S OBLIGATIONS TO RETURN OR PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PREPARED BY OR FOR BUYER PURSUANT TO APPLICABLE PROVISIONS OF THIS AGREEMENT, ALL OF WHICH OBLIGATIONS, INDEMNITIES AND RIGHTS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. THIS AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ BEST ESTIMATE OF SELLER’S DAMAGES. THE PARTIES AGREE THAT THE SUM STATED ABOVE AS LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER RELIEF TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY VIRTUE OF THIS AGREEMENT OR BY OPERATION OF LAW. UPON PAYMENT OR RELEASE OF SUCH AMOUNT, BUYER SHALL BE RELEASED OF ANY OTHER LIABILITY TO SELLER HEREUNDER, EXCEPT AS TO THOSE OBLIGATIONS, AGREEMENTS, AND INDEMNITIES WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, AS PROVIDED IN THIS SECTION OR ELSEWHERE IN THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF APPLICABLE LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

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/s/ DJW	/s/ PHS
Seller’s Initials	Buyer’s Initials

(2) IF THE CLOSING DOES NOT OCCUR SOLELY FOR ANY REASON OTHER THAN BUYER’S OR SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO EACH OTHER HEREUNDER, EXCEPT FOR (a) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT AND (b) THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT.

(3) IF THE CLOSING FAILS TO OCCUR SOLELY BECAUSE OF SELLER’S DEFAULT, UNLESS SUCH DEFAULT IS CAPABLE OF BEING, AND IS, CURED IN ACCORDANCE WITH SECTION 11P HEREOF, THEN BUYER MAY ELECT AS ITS SOLE AND EXCLUSIVE REMEDY EITHER TO (a) BRING AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, OR (b) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER, IN WHICH CASE NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO EACH OTHER HEREUNDER, EXCEPT FOR (i) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT, AND (ii) THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT. ANY SUCH CLAIM FOR SPECIFIC PERFORMANCE MUST BE BROUGHT, IF AT ALL, WITHIN SIXTY (60) DAYS OF THE ALLEGED DEFAULT.

(4) IF THE CLOSING OCCURS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE DEPOSIT SHALL BE APPLIED AS A CREDIT TOWARD THE PURCHASE PRICE. THIS SECTION 3C SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND NOTHING IN THIS SECTION 3C IS INTENDED TO LIMIT THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER SECTIONS 5C, 11A and 11F.

/s/ DJW	/s/ PHS
Seller’s Initials	Buyer’s Initials

4. Title.

A. Title Report. The Title Company has delivered to Buyer: (1) a title insurance commitment covering the Property; and (2) copies of the documents evidencing the exceptions to title stated therein (collectively, the “Title Report”). Seller has delivered to Buyer a copy of the most recent survey (the “Survey”) of the Property dated October 17, 2005. Buyer, at its expense, has ordered an update to the Survey (the Survey, as so updated, is herein called the “Updated Survey”).

B. Title Contingency. Buyer shall satisfy itself prior to expiration of the Due Diligence Period that an ALTA Form Owner’s Title Policy of title insurance (“Owner’s Policy”) in the face amount of the Purchase Price is available on terms and conditions satisfactory to Buyer in its sole discretion. Unless Buyer gives written notice (“Title Disapproval Notice “) that it disapproves

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the exceptions to title shown on the Title Report or the matters disclosed by the Updated Survey, stating the exceptions so disapproved, not later than four (4) days prior to the expiration of the Due Diligence Period, Buyer shall be conclusively deemed to have approved the Updated Survey and the Title Report. Upon receipt by Seller of a Title Disapproval Notice given in a timely manner, Seller shall have until two (2) days from receipt of such Title Disapproval Notice within which to notify Buyer (being a “Seller Response Notice”) as to each properly disapproved matter either that: (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either: (a) use commercially reasonable efforts to cause such disapproved matter to be removed or released on the Closing Date; or (b) use commercially reasonable efforts to cause the Title Company to bond, insure or endorse over such disapproved matter; provided, however, Seller shall have no liability if for any reason, after electing either choice under (ii) above, such additional disapproved matters are not removed, released, bonded, insured or endorsed over as aforesaid as of the Closing Date. If Seller has provided a Seller Response Notice to Buyer stating that Seller will not remove, release or otherwise correct such disapproved exceptions or will not correct any disapproved Survey or Updated Survey matter or if Seller has not provided a Seller Response Notice to Buyer (which shall be deemed an election by Seller not to take any action with respect to such items), then Buyer may elect in writing not later than the expiration of the Due Diligence Period, either to waive Buyer’s objection to such disapproved exceptions or Survey or Updated Survey matter or to terminate this Agreement. If Buyer shall fail to make such election, then Buyer shall be deemed to have waived its objections to such disapproved exceptions or Updated Survey matters. In the event Buyer shall elect in writing to terminate this Agreement, the Initial Deposit (minus the Independent Consideration) shall be promptly delivered by the Title Company to Buyer, and the parties shall have no further obligations or liabilities hereunder (except for any obligations or liabilities that expressly survive termination of this Agreement). All exceptions in the Title Report and matters on the Updated Survey that are approved or deemed approved by Buyer pursuant to this subsection B are hereinafter collectively referred to as “Permitted Exceptions.” Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall be obligated to accept title to the Property, subject to (1) the Permitted Exceptions, (2) the “New Matters” (as defined and approved, or deemed approved, pursuant to subsection C below), (3) real estate taxes and assessments not yet due and payable, (4) the printed exceptions which appear in the standard form owner’s policy of title insurance issued by Title Company in the State of Washington, and (5) all building, signage and zoning ordinances, laws, regulations and restrictions by municipal and other governmental authorities (the foregoing being the “Permitted Encumbrances”). Notwithstanding the foregoing or the terms of Section 4C below, on or before the Closing Date, Seller shall cause any liens securing the repayment of loans (together with any prepayment premiums), any mechanic’s liens for work performed by Seller and any tax or judgment liens or mechanic’s lien against Seller to be removed as exceptions to title (or bond or obtain a title endorsement over the same).

C. New Matters. If an additional exception to title (“New Matter”) affecting the Property is first disclosed to Buyer after the end of the Due Diligence Period, Buyer shall be deemed to have approved any such New Matter within five (5) days of Buyer’s receipt of written notice of such New Matter unless Buyer delivers to Seller within such time written notice of its objection thereto. Notwithstanding the foregoing, any New Matter that is the result of the activities of Buyer shall be deemed approved by Buyer and Buyer shall have no right to object to such New Matter. Seller may elect to use reasonable efforts to remove or cause the Title Company to bond or insure or endorse over such New Matter within ten (10) days from the date of receipt of notice from Buyer

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with respect to the New Matter (and the Closing Date shall be extended to accommodate such cure period). In the event that within such ten (10) day period Seller (1) does not elect to remove or cause the Title Company to bond or insure or endorse over such New Matter, or (2) elects but fails to remove or cause the Title Company to bond or insure or endorse over such New Matter, then upon the expiration of such period, Buyer, as its sole and exclusive remedy hereunder for such failure, shall elect in writing either (a) to terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer, this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement), or (b) to waive the foregoing right of termination and all other rights and remedies on account of such New Matter and to close the transaction contemplated by this Agreement, without any reduction or abatement of the Purchase Price. If Buyer shall fail to make such election, then Buyer shall be deemed to have waived its objections to such disapproved New Matter.

D. Deed Exceptions. Notwithstanding the foregoing, Seller shall convey the Property to Buyer through the form of bargain and sale deed attached hereto as Exhibit E (the “Deed”), which will convey the Property to Buyer subject to the Permitted Encumbrances, as well as any matters disclosed by the public records (other than any such matters which are created by Seller), and any other exceptions to title, including, but not limited to, road, highway, pipeline, railroad and utility easements, conditions and encroachments, which would be disclosed by an inspection and/or survey of the Property (together with the Permitted Encumbrances, the “Deed Exceptions”). After Closing, Seller shall have no liability to Buyer, and Buyer and its successors and assigns shall make no claim against Seller for the Deed Exceptions. This provision shall survive the Closing.

E. Endorsements to Owner’s Policy. It is understood that Buyer may request a number of endorsements to or extended coverage for its Owner’s Policy. Buyer shall satisfy itself during the Due Diligence Period that the Title Company will be willing to issue such endorsements or extended coverage in connection with the Owner’s Policy at Closing, and accordingly in no event shall the issuance of such endorsements or extended coverage constitute a condition to Buyer’s obligations under this Agreement. In no event shall Seller be obligated to provide any indemnity or other document in order to issue the same other than the certificate in the form of Exhibit F (the “Seller’s Title Certificate”).

5. Due Diligence.

A. Access to Property and Property Documents. Subject to the terms of the Tenant Leases, Seller shall provide Buyer with reasonable access to the Property during regular business hours upon not less than two (2) business days’ notice to Seller. Subject to the provisions of this Section 5A, Seller has heretofore provided or shall provide Buyer with copies of or access to that portion of the information and documentation relating to the Property (the “Property Documents”) in Seller’s possession. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to deliver to Buyer any property condition reports or any confidential or proprietary materials, including, without limitation, the following: (1) information contained in Seller’s credit reports, credit authorizations, credit for financial analyses or projections, steering committee sheets, account summaries or other internal documents relating to the Property, including any valuation documents and the book value of the Property; (2) material which is subject to

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attorney client privilege or which is attorney work product or may not be disclosed pursuant to any order or agreement in any arbitration, litigation or other proceeding; (3) appraisal reports or letters; (4) financials or tax returns of Seller or any affiliate of Seller; or (5) material which Seller is legally required not to disclose.

B. Due Diligence Period. Except for title and Survey matters (which shall be governed by the provisions of Sections 4(A) and 4(B) above), Buyer shall have until 5:00 p.m. Central Time on February 3, 2006 (the “Due Diligence Period”), to perform and complete, at its sole expense, its due diligence review, examination and inspection of all matters pertaining to its acquisition of the Property, Tenant Leases, Contracts, Personal Property, Intangible Property, and all financial, physical, environmental and compliance matters, entitlements and other conditions respecting the Property.

C. Conduct of Due Diligence. Buyer shall at all times conduct such due diligence in compliance with applicable laws and the terms of the Tenant Leases, and in a manner so as not to cause liability, damage, loss, cost or expense to Seller, any lender of Seller, the Property or any tenants, licensees, concessionaires or other persons using or occupying the Property or any part thereof, or so as not to interfere with the operation or use of the Property (and including not interfering with or disturbing the operations or occupancy of any tenant at the Property), and Buyer shall indemnify, defend and hold Seller and the Property harmless from and against any such liability, damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). Buyer shall conduct its investigations, reviews and examinations of the Property solely during normal business hours (unless otherwise approved in writing by Seller) and upon at least two (2) business days’ prior written notice to Seller (provided, however, that Seller acknowledges that Buyer has conducted due diligence inspections on January 4, 2006, and that with respect to such inspection, Buyer has delivered to Seller all required notice). Buyer’s right to enter hereunder shall terminate upon the termination of this Agreement. Without limitation on the foregoing, in no event shall Buyer: (a) make any intrusive physical testing or investigation (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), or disclose the results of any physical testing or investigation (environmental, structural or otherwise) at the Property, without Seller’s express written consent in its sole and absolute discretion the granting of such consent shall include the right to disclose such results to Buyer’s lenders and attorneys; (b) contact any tenant of the Property without Seller’s express written or verbal consent to conduct a pre-scheduled appointment to be made by Seller; or (c) contact any governmental or quasi-governmental authority having jurisdiction over the Property without Seller’s express written consent in its sole and absolute discretion. Notwithstanding the foregoing, Buyer shall have the right to conduct a Phase I environmental investigation at the Property, provided that Seller shall have provided its prior written consent and approval, not to be unreasonably withheld, as to each of the following: (i) the contractor who will be conducting such testing; (ii) such contractor’s insurance coverage; and (iii) the scope and nature of the testing to be performed by such contractor. Seller shall have the right, at its option, to cause a representative of Seller to be present at all interviews, inspections, reviews and examinations conducted hereunder, and Buyer shall cooperate in good faith with Seller to schedule permitted interviews and inspections at a mutually agreeable time to Buyer and Seller. At Seller’s written request, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party; provided, however, that such documents shall be delivered subject to the terms thereof (including any agreement relating to the preparation of the same) and without any representation or warranty of

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Buyer to Seller as to the accuracy of the information contained therein. In the event of any termination of this Agreement, Buyer shall return all documents and other materials furnished by Seller or Seller’s representatives, agents, attorneys or brokers hereunder. Buyer shall keep all information regarding the contemplated sale of the Property and the proposed terms thereof, and data received or discovered in connection with any of the interviews, inspections, reviews or examinations, strictly confidential in accordance with Section 11H; provided that Seller agrees that Buyer may disclose the contemplated sale of the Property to Seller’s current parking garage operator in connection with Buyer’s negotiation of a parking operation agreement with such parking operator as long as Buyer instructs such parking operator to keep confidential such contemplated sale.

(1) Buyer’s Insurance. Buyer shall provide Seller with certificates evidencing the commercial general liability insurance policies which shall be maintained by Buyer and each consultant which Buyer will have present on the Property in connection with its investigations upon the Property prior to the date of entry upon the Property, with the limits, coverage and insurer under such policies being satisfactory to Seller in its sole discretion. Without limitation on the foregoing, Buyer must maintain (i) commercial general liability insurance, in an amount not less than $2,000,000 combined limits for any injuries, deaths or property damage sustained as a result of any one accident or occurrence, (ii) worker’s compensation insurance at statutory limits, and (iii) employer’s liability insurance in an amount not less than $2,000,000 for each accident, disease per employee and disease policy limit. The commercial general liability insurance shall name each of Seller, its constituent partners, members and agents (including any property manager and lender of Seller) as an additional insured. Any representative of Buyer which conducts environmental inspections of the Property shall also provide evidence of environmental liability insurance of not less than $2,000,000. In addition, Buyer and Buyer’s representatives waive any claims against Seller and Seller’s partners, members, employees, representatives and agents for any injury to persons or damage to property arising out of any inspections or physical testing of the Property, including any damage to the tools and equipment of Buyer and Buyer’s representatives, all of which shall be brought on the Property at the sole risk and responsibility of Buyer and Buyer’s representatives. Upon the completion of any inspection or test, Buyer shall promptly restore the Property to its condition prior to such inspection or test. Buyer shall keep the Property free and clear of any liens and Buyer shall save, indemnify, protect, defend, and hold Seller, its constituent partners, members, directors, shareholders, fiduciaries, officers, employees, agents, tenants, independent contractors, any lender and property manager of Seller and such other parties in interest as Seller may require, harmless from and against all claims (including any claim for damage to property or injury to or death of any persons), liabilities, obligations, liens or encumbrances, losses, damages, costs or expenses, including reasonable attorney’s fees, whether or not legal proceedings are instituted or asserted against Seller, any of the foregoing parties or the Property as a result of, or in any way arising from, any entry onto the Property by Buyer, its agents, employees or representatives. The indemnity obligations set forth in this Section 5C(1) shall survive the Closing or the earlier termination of this Agreement.

(2) Service Contracts and Equipment Leases. On the Closing Date, the Contracts, to the extent assignable without the need of consents (except to the extent that any such consents have been obtained as of the Closing Date), shall be assigned by Seller and assumed by Buyer pursuant to the Bill of Sale, Assignment and Assumption (as defined in Section 6A(1)), with Buyer being responsible for the payment of any fee or other charge imposed by any party to any such Contract in connection with such transfer. If Buyer desires to terminate any Contract at Closing

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and if such termination is permitted under the terms of the applicable Contract, or if any Contract cannot be assigned and is therefore terminated at Closing, Buyer shall pay all termination, cancellation and other costs necessary to effect such termination and give the termination notice, if any, required under such Contract.

D. Buyer’s Election Not to Proceed. If, based upon such reviews, examinations or inspections, Buyer determines that it desires to acquire the Property, Buyer shall notify Seller and the Title Company of such determination in writing prior to the expiration of the Due Diligence Period (the “Acceptance Notice”). If Buyer does not deliver the Acceptance Notice to Seller and the Title Company, then this Agreement shall be terminated and of no further force or effect, and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement) and the Initial Deposit (less the Independent Consideration and less Buyer’s share of escrow cancellation costs, if any) shall be returned to Buyer at such time as Seller confirms in writing to the Title Company that it has received any documents, reports, agreements and other materials to be delivered to Seller upon a termination of this Agreement pursuant to the terms hereof. If Buyer delivers the Acceptance Notice to Seller and the Title Company prior to the expiration of the Due Diligence Period, this Agreement shall continue in full force and effect and thereafter the Initial Deposit shall be nonrefundable to Buyer and shall be applied by the Title Company in accordance with Section 3A. If the Additional Deposit is not timely delivered, then Seller may terminate this Agreement, in which event the Initial Deposit and all interest thereon shall be immediately and automatically released and delivered by Title Company to Seller, without the need for further action or instruction by Buyer or Seller (and notwithstanding any contrary instructions issued by Buyer), as liquidated damages in accordance with the terms of Section 3C. Notwithstanding anything to the contrary contained herein, Buyer’s execution of this Agreement shall be deemed Buyer’s delivery of the Acceptance Notice.

E. Financing Contingency. Buyer shall have until 5:00 p.m. Central Time on February 7, 2006 (the “Financing Contingency Period”) to determinate the availability of financing to Buyer in connection with the acquisition of the Property. If Buyer reasonably determines that it cannot obtain such financing on terms reasonably satisfactory to Buyer and Buyer notifies Seller and the Title Company of such determination in writing prior to the expiration of the Financing Contingency Period (the “Financing Termination Notice”), then this Agreement shall be terminated and of no further force or effect, and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement) and the Deposit (less the Independent Consideration and less Buyer’s share of escrow cancellation costs, if any) shall be returned to Buyer at such time as Seller confirms in writing to the Title Company that it has received any documents, reports, agreements and other materials to be delivered to Seller upon a termination of this Agreement pursuant to the terms hereof. If Buyer does not deliver the Financing Termination Notice to Seller and the Title Company prior to the expiration of the Financing Contingency Period, this Agreement shall continue in full force and effect and thereafter the Deposit shall be nonrefundable to Buyer and shall be applied by the Title Company in accordance with Section 3A.

6. Closing. The sale and purchase herein provided shall be consummated through escrow with all deliveries required hereunder being made to the Title Company at least one (1) business day prior to the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, if any of the conditions to Closing set forth in this Agreement are not satisfied on or

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before the Closing Date or if Buyer shall claim that Seller is in default or has otherwise breached its obligations under this Agreement, Seller shall have the right, at its sole option, to extend the Closing Date for up to five (5) business days in order to attempt to satisfy such conditions or cure such default or breaches.

A. Escrow. Other than the Closing Payment, which may be delivered by Buyer to the Title Company on or before 11:00 a.m. Central Time on the Closing Date, at least one (1) business day prior to the Closing Date, the parties shall deliver to the Title Company the following (the “Closing Documents”):

(1) By Seller. Seller shall deliver (a) a duly executed and acknowledged original Deed; (b) four (4) duly executed counterpart originals of the bill of sale, assignment and assumption covering the Personal Property, the Contracts (subject to the terms of Section 5C(2)), the Tenant Leases and Intangible Property, in the form of Exhibit G (the “Bill of Sale, Assignment and Assumption”); (c) four (4) duly executed originals of a certificate of Seller respecting the “non-foreign” status of Seller in the form of Exhibit H; (d) duly executed counterpart originals of a form of notice to each tenant of the Property in the form of Exhibit I (collectively, the “Notice to Tenants”); (e) to the extent Seller or the manager of the Property has in its possession original counterparts of the Tenant Leases, such original counterparts and guaranties thereof; (f) Seller’s counterpart of the Closing Statement (as hereinafter defined), dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from the closing escrow in connection with the purchase and sale of the Property; (g) transfer tax declarations (“Transfer Declarations”) duly executed by Seller in the form required by applicable governmental authorities; (h) the Seller’s Title Certificate, if applicable; (i) four (4) originals of the certificate of Seller (the “Seller Closing Certificate”) in the form of Exhibit J updating the representations and warranties contained in Section 8B to the Closing Date and noting any changes thereto, it being understood that the specifying of such changes shall be deemed to modify the representations and warranties made on the Effective Date; and (j) evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and to issue the Owner’s Policy (provided that the same do not materially decrease Seller’s rights or materially increase Seller’s obligations hereunder); (k) evidence of termination of Seller’s property management and leasing agreements for the Property; and (l) evidence of termination of Seller’s parking management agreement.

(2) By Buyer. Buyer shall deliver (a) the Closing Payment by wire transfer of immediately available federal funds; (b) four (4) duly executed counterpart originals of the Bill of Sale, Assignment and Assumption; (c) duly executed counterpart originals of the form of Notice to Tenants; (d) a duly executed counterpart of the Closing Statement; (e) duly executed Transfer Declarations in the form required by applicable governmental authorities; (f) four (4) counterpart originals of the certificate of Buyer (“Buyer Closing Certificate”) in the form of Exhibit K updating the representations and warranties contained in Section 8C to the Closing Date and noting any material changes thereto and confirming the release and other provisions contained in such Buyer Closing Certificate; and (g) evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and to issue the Owner’s Policy (provided that the same do not materially decrease Buyer’s rights or materially increase Buyer’s obligations hereunder).

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B. Conditions to Closing; Delivery to Parties. The conditions to the closing of such escrow shall be the Title Company’s receipt of funds and documents described in subsection A above and the items to be delivered by third parties all as described in the Escrow Agreement, with such modifications thereto as may be necessary to reflect any modifications to the transactions hereunder and as may be reasonably agreed to by Buyer and Seller. Upon the satisfaction of the above conditions, then the Title Company shall deliver the items described in subsection A above in accordance with the Escrow Agreement and take all other actions authorized by the Escrow Agreement.

C. Closing Costs. Buyer shall pay (a) the title insurance premium for the Owner’s Policy and the cost of all endorsements to the Owner’s Policy requested by Buyer; (b)  1/2 of the escrow and closing fees; (c) the sales/use tax imposed on the transfer of the Personal Property; (d) the recording fees for the recording of the Deed; (e) all recording fees in connection with any new loan obtained by Buyer; (f) all costs of updating the Survey, and (g) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Seller shall pay (a)  1/2 of the escrow and closing fees; (b) the real estate excise imposed on the transfer of Land and Improvements; and (c) the recording fees for the release of any of Seller’s existing monetary liens. Seller and Buyer shall each pay their respective (i) legal fees and expenses (subject to Section 11F of this Agreement), (ii) share of prorations (as provided below), and (iii) the cost of all of its performances under this Agreement.

D. Prorations.

(1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:

(a) Taxes and Assessments.

(i) All real estate and personal property taxes and assessments on the Property for the tax year (the “Current Tax Year”) in which the Closing occurs shall be initially prorated at Closing through the Closing Date based upon the latest available tax information for 2005 (with Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in the Current Tax Year occurring before the Closing Date, in the case of Seller, and on and after the Closing Date, in the case of Buyer). If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due on and after the Closing Date). Upon the Closing Date and subject to the credit given to Buyer as provided herein, Buyer shall be responsible for real estate and personal property taxes and assessments on the Property payable on and following the Closing Date, including, without limitation, the 2005 calendar year taxes and any other taxes and assessments payable to the governmental authorities in arrears on and after the Closing Date.

(ii) In no event shall Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into at any time or for any reason. With

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respect to all periods for which Seller has paid taxes and assessments and for which an appeal has been filed as of the Effective Date, Seller hereby reserves the right to continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings, provided, however, that such authority shall be limited to the proceedings and shall not extend to decisions or agreements for the period after the Closing Date. All net tax refunds and credits attributable to any period prior to the Closing Date which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller, provided, however, that any such refunds and credits that are the property of Tenants under Tenant Leases shall, at Seller’s election, be promptly remitted by Seller directly to such Tenants or to Buyer for the credit of such Tenants. All net tax refunds and credits attributable to any period subsequent to the Closing Date shall belong to and be the property of Buyer.

(b) Rents. All fixed and additional rentals under the Tenant Leases, refundable security deposits and other tenant charges shall be prorated between Buyer and Seller, Seller being charged and credited for all of the same allocable to the period up to the Closing Date and Buyer being charged and credited for all of the same allocable to the period from and after the Closing Date. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods from and after the Closing Date and all refundable security deposits listed on Exhibit M-1 which are not applied or forfeited prior to the Closing Date pursuant to the applicable Tenant Leases to Buyer on the Closing Date. At Closing, Seller shall commence the transfer to Buyer of any security deposits which are held in the form of letters of credit (the “SD Letters of Credit”) if the same are transferable at Closing; if any of the SD Letters of Credit are not transferable, Seller shall request the tenants obligated under such SD Letters of Credit to cause new letters of credit to be issued in favor of Buyer in replacement thereof and in the event such existing letter of credit is not transferred or such new letter of credit is not issued in favor of Buyer by Closing, Buyer shall diligently pursue such transfer or replacement, as applicable, after Closing and, until such transfer or issuance, Seller shall take all reasonable action, as directed by Buyer and at Buyer’s expense, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Tenant Lease, and in consideration of Seller’s agreement as aforesaid, Buyer shall indemnify, defend and hold Seller harmless from any liability, damage, loss, cost or expense arising out of the SD Letters of Credit after the Closing. Such indemnification shall survive the Closing. Rents that are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Tenant Lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward the payment of then current rent owed to Buyer in connection with the applicable Tenant Lease for which such payments are received, with Seller’s share thereof being promptly delivered to Seller, and any excess monies received shall be applied toward any delinquent rents owed to Buyer and then any excess to Seller. Buyer may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent. Buyer shall make commercially reasonable collection efforts with respect to delinquent rents and any other amounts owed to Seller hereunder (but shall not be required to litigate or declare a default in any Tenant Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

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(c) Expense Contributions. Payments by the tenants under the Tenant Leases for utility costs, operating expenses, insurance costs and other escalation charges (excluding real estate tax payments and deposits) (collectively, “Expense Contributions”) shall be prorated as of the Closing Date by allocating each payment ratably based on the number of days in the period to which the same apply, and shall be paid upon receipt to Buyer and Seller, as allocable. Buyer and Seller hereby acknowledge and agree that Expense Contributions are billed to, and paid by, tenants on the basis of estimates of the expenses with respect to which Expense Contributions are payable. If the final reconciliation of utility costs, operating expenses, insurance costs and other escalation charges reveals a discrepancy from the Expense Contributions made by tenants, as between Buyer and Seller, such discrepancy shall, as promptly as possible after the end of the current calendar year of each of the Tenant Leases, be allocated ratably on a per diem basis based on the period (before, as to Seller, or from and after, as to Buyer, the Closing Date) to which it applies. If either party shall have collected more than its share of such rents and charges as allocated pursuant to this Section 6D(1)(c), such party shall pay over to the other the amount of such excess as promptly as possible after such sums have been ascertained and paid. Notwithstanding the foregoing, as soon as reasonably practicable after each of the calendar year 2005 and the calendar year 2006, Buyer shall deliver an accounting and substantiation reasonably acceptable to Seller covering all prorations under this Section 6D(1)(c), including any year-end or similar reconciliations of Expense Contributions.

(d) Operating Expenses; Utilities. All amounts payable under any Contracts (to the extent assumed by Buyer and subject to the terms of Section 5C(2)); assignable permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property shall be prorated between Buyer and Seller, Seller being charged and credited for all of the same allocable to the period up to the Closing Date and Buyer being charged and credited for all of the same allocable to the period from and after the Closing Date.

(e) Capital Expenses, Leasing Costs & Tenant Improvement Allowances. Buyer shall receive a credit at Closing from Seller for only those capital expenses, tenant improvement allowances, leasing commissions and other leasing cost obligations set forth on Schedule 1 attached hereto (the “Current Leasing Costs”), unless, and to the extent, the same are paid by Seller on or prior to Closing (Buyer being obligated to pay the same when due [and any other item for which Buyer receives a credit and which is payable after Closing]). Buyer shall be responsible for all of the tenant improvement costs, leasing commissions and other leasing costs at the Property, including, without limitation, in connection with new Tenant Leases which are permitted hereunder and any renewals, extensions and expansions of Tenant Leases.

(2) Calculation; Reproration. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Title Company (based on information provided to Title Company by Buyer and Seller) at least two (2) business days prior to the Closing and approved by Buyer and Seller. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. The estimated closing statement as described in §1.6045-4(e)(3)(ii) of the U.S. Treasury Regulations (the “Regulations”), prepared by Title Company and adjusted as aforesaid and approved in writing by the parties (which approval shall not be withheld if prepared in accordance with this Agreement) shall be

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referred to herein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within sixty (60) days after the Closing Date (except with respect to real estate taxes and assessments and Expense Contributions, in which case such adjustment shall be made within ninety (90) days after the information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

(3) Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; and (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits (it being understood, however, that Seller shall be entitled to a credit at the Closing in the amount of any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are transferred to Buyer, and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing Date, and any utility deposits for which it does not receive a credit hereunder). Accordingly, there will be no prorations for insurance or utilities (except to the extent provided above for utility deposits). Notwithstanding the foregoing, in the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in Section 6D(1)(d) above.

(4) Indemnification. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any Claim in any way arising from the matters for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Section 6D .

(5) Survival. This Section 6D shall survive the Closing Date.

E. Allocation of Purchase Price. On or prior to the Closing Date, Seller and Buyer shall reasonably agree upon the allocation of the Purchase Price between (i) Land and Improvements and (ii) Personal Property, and such allocation shall be reflected in the applicable Transfer Declarations.

F. Audit; Regulatory Requirements. Seller agrees to provide Buyer’s auditors (or the auditors of Buyer’s parent company) with reasonable access to Seller’s books and records relating solely to the Property as reasonably required to complete any SEC Regulation S-X Section 3-14 Audit. Buyer shall reimburse Seller any out-of-pocket costs incurred by Seller in connection with its obligations under this provision. The obligation of Seller to provide such access shall survive the Closing for the ninety day period following the Closing Date.

7. Destruction/Condemnation of Property. In the event that all or any portion of the Land or Improvements is damaged or destroyed by any casualty which would cost in excess of Five

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Million Dollars ($5,000,000) to repair as determined by a contractor mutually acceptable to Seller and Buyer in their reasonable discretion, or there is a taking or condemnation of all or any portion of the Land or Improvements under the provisions of eminent domain law after the Effective Date but prior to the Closing Date that would materially interfere with the present use of such property as determined by Seller in its reasonable discretion (a “Casualty/Condemnation Event”), Seller shall give Buyer prompt written notice of the same (“Casualty/Condemnation Notice”), but Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing. In such event, Buyer shall have the right to terminate this Agreement by written notice thereof delivered to Seller within ten (10) days after Buyer has received notice from Seller of the Casualty/Condemnation Event. If Buyer does not so timely elect to terminate this Agreement or the Casualty/Condemnation Event does not in fact meet or exceed the thresholds described above, Seller shall have no obligation to repair the Land or Improvements or portion thereof so damaged, the Closing shall take place as provided herein, and Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller under or pursuant to any casualty insurance coverage, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance (including all rent loss insurance applicable to any period after the Closing) or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage), and there shall be no reduction of the Purchase Price (except that in connection with a casualty covered by insurance, Buyer shall be credited with the lesser of the remaining cost to repair the damage or destruction caused by such casualty or the amount of the deductible under Seller’s casualty insurance policy [except to the extent such deductible was expended by Seller to repair the resulting damage]). If Buyer does so elect to terminate this Agreement, then the Agreement shall be terminated and neither party shall have any rights or obligations hereunder except that Buyer shall receive a return of the Deposit and the obligations expressly stated to survive shall survive such termination. Notwithstanding anything to the contrary stated in this Section 7, in the event the deductible under Seller’s casualty policy in and/or any uninsured loss on account of such casualty shall exceed in the aggregate One Hundred Thousand Dollars ($100,000.00), then Seller may, at its option, elect to terminate this Agreement by written notice to Buyer, given within five (5) business days after the delivery of the Casualty/Condemnation Notice (and if the Closing Date falls within such five (5) business day period, the Closing Date shall be extended until the day after the expiration of such five (5) business day period), in which case Buyer may elect within five (5) business days of receipt of such notice from Seller to close the transaction without reduction of the Purchase Price in excess of One Hundred Thousand Dollars ($100,000) or terminate this Agreement, in which case the Deposit shall be returned to Buyer, and this Agreement shall terminate and be of no further force and effect except for the provisions hereof which survive the termination of this Agreement expressly as set forth herein. If the Closing Date falls within such five (5) business day period, the Closing Date shall be extended until the day after the expiration of such five (5) business day period.

8. Representations and Warranties; Certain Covenants.

A. General Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, THE SALE AND TRANSFER OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE,

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INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR RESPECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS, ENCUMBRANCES AND REGULATIONS (INCLUDING ZONING, SIGNAGE, PARKING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT, SIGNAGE AND USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. BUYER ACKNOWLEDGES THAT BUYER HAS (OR WILL HAVE PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD) EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN BUYER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER’S PURPOSES. EXCEPT AS TO MATTERS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY.

/s/ DJW	/s/ PHS
Seller’s Initials	Buyer’s Initials

B. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the date of this Agreement, except as set forth in Exhibit L, as follows (for purposes of this Agreement, “Seller’s knowledge” (or any similar phrase) meaning the present actual knowledge, without taking into account any constructive or imputed knowledge, of Douglas J. Welker, but such individual shall not have any liability in connection herewith, except that Seller shall cause the representations and warranties to be reviewed by its property manager:

(1) Authority. Seller is a limited liability company, duly formed and validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite limited liability company power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.

(2) Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller and does not and will not (a) require any consent or approval that has not been obtained, or (b) violate any provision of Seller’s organizational documents or any other documents to which it is a party.

(3) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.

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(4) No Bankruptcy or Dissolution. No “Bankruptcy/Dissolution Event” (as hereinafter defined) has occurred with respect to Seller. As used herein, a “Bankruptcy/Dissolution Event” means any of the following: (a) the commencement of a case under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any substantial property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation, death or incapacity.

(5) Tenant Leases. Except for any other leases which may be executed pursuant to the provisions of this Agreement or may otherwise be approved in writing by Buyer, the Tenant Leases described in Exhibit M attached hereto constitute all of the leases and/or occupancy agreements currently in effect with respect to the Property. Furthermore, attached as Exhibit M-1 is a list of security deposits currently held by Seller. Seller has delivered a true, correct and complete copy of each of the Tenant Leases to Buyer.

(6) Litigation. Except as may be set forth in Exhibit N, there is no action, litigation, condemnation or other proceeding not covered by insurance currently filed against the Property and against Seller which has been served on Seller.

(7) Compliance. Except as may be set forth in Exhibit O, to Seller’s knowledge, Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is currently not in compliance with applicable laws and ordinances.

(8) Contracts. The Contracts listed on Exhibit C constitute all of the service contracts and equipment leases that are presently in effect with respect to the Property (other than Seller’s property management and leasing agreements for the Property and Seller’s parking management agreement for the Property, all of which shall be terminated at Closing).

(9) Defaults. Except as may be set forth in Exhibit P, Seller has neither given to, nor to Seller’s knowledge received from, a party to any Tenant Lease or Contract written notice that any material default currently exists under such Tenant Lease or Contract or asserting any defense, or right of set-off, under such Tenant Lease or Contract. Seller shall be released of any liability with respect to the representation contained in this Section 8B(9) as to a particular Tenant Lease or Contract upon the delivery to Buyer from the tenant under such Tenant Lease or the party (other than Seller) under such Contract of an estoppel certificate (but only to the extent such estoppel certificate is consistent with Seller’s representation), provided that Seller is under no obligation to deliver such estoppel certificate.

(10) Environmental Matters. Except as set forth in the reports described in Exhibit Q (the “Environmental Reports”) or as otherwise disclosed to Buyer during the Due Diligence Period, to Seller’s knowledge, there has been no release of any “Hazardous Substance” at or upon the Property, in an amount which would, as of the date hereof, give rise to an “Environmental Compliance Cost”. The term “Hazardous Substance” shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof,

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been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property (“Environmental Agency”) which substance causes the Property (or any part thereof) to be in material violation of any applicable environmental laws; provided, however, that the term “Hazardous Substance” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of a tenant’s occupancy at (or Seller’s or Seller’s managing agents’ operation of) the Property. The term “Environmental Compliance Cost” means any material out-of-pocket cost, fine, penalty, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable federal, state and local laws and regulations directly relating to the existence on the Property of any Hazardous Substance.

(11) Lease Obligations. Other than Current Leasing Costs, (i) based solely on the tenant estoppel certificates delivered to Seller in connection with its acquisition of the Property, there are no outstanding obligations under the Tenant Leases for unpaid tenant improvement allowances, other than in connection with renewals, extensions or expansions under the Tenant Leases or any new Tenant Lease permitted under this Agreement, and (ii) there are no outstanding leasing commissions pursuant to agreements entered into by Seller with respect to any of the Tenant Leases.

(12) Condemnation. Seller has received no written notice from any governmental authority having jurisdiction over the Land and Improvements that they are presently the subject of any condemnation or similar proceeding.

(13) No Employees. Seller does not have and as of Closing will not have, any employees or any employment agreements in connection with its operation of the Property.

(14) Books and Records; Financial Information. To Seller’s knowledge, the income and expense statements of the Property heretofore maintained by Seller and furnished or made available to Buyer by Seller were prepared from financial books and records maintained in the ordinary course of the operation of the Property. Seller has not received any financial statements for the same periods that reflect materially different financial results from the information in such statements.

(15) Parking. Seller has not entered into nor is Seller or, to Seller’s knowledge after a review of the “Met Park East/West Tenant Leases” (as hereafter defined), the Property bound by any agreement with any named tenant under any existing lease at Metropolitan Park East, 1730 Minor Avenue, Seattle, Washington (“Met Park East”) or Metropolitan Park West, 1701 Minor Avenue, Seattle Washington (“Met Park West”) (such leases hereinafter collectively called the “Met Park East/West Tenant Leases”) which obligates Seller, as the owner of the Property, to make available to such tenants parking spaces at the “Parking Garage” (as defined in the Parking Easement). However, notwithstanding the foregoing, Buyer hereby acknowledges that Buyer, as owner of the Property, shall have certain obligations to provide parking spaces (some at below-market rates) to tenants of Met Park East and Met Park West pursuant to that certain Parking Easement Agreement (which does bind the Property), dated as of October 20, 2005, by and among Seller, Met Park West IV, L.L.C., a Delaware limited liability company, and Met Park East IV,

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L.L.C., a Delaware limited liability company, recorded in the Official Records of King County, Seattle on October 20, 2005 under recording number 20051020001631 (the “Parking Easement”) and the Covenant of Record described in Section 8F(2) hereof (which does bind the Property). Buyer agrees to comply with the provisions and requirements of the Parking Easement and the Covenant of Record. The foregoing covenant shall survive the Closing.

(16) OFAC.

(a) Seller, and to Seller’s knowledge, all beneficial owners of Seller, are in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (as hereinafter defined), including, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto.

(b) Neither Seller nor, to the knowledge of Seller, any of the beneficial owners of Seller:

(i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii) has been arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii) has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iv) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(v) shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

(vi) shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities.

C. Representations and Warranties of Buyer. Buyer hereby represents and warrants the following to Seller (all of the representations and warranties contained in subsection 8C surviving indefinitely):

(1) Authority. Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware Buyer has all requisite power and authority to execute and deliver, and to perform all its obligations under this Agreement.

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(2) Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Buyer and does not and will not (a) require any consent or approval that has not been obtained or (b) violate any provision of Buyer’s organizational documents.

(3) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.

(4) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event has occurred with respect to Buyer, or if Buyer is a partnership, any of the general partners in Buyer. Buyer has sufficient capital or net worth to meet its obligations, including payment of the Purchase Price, under this Agreement.

(5) ERISA. Neither (i) any assets of Buyer, nor (ii) any funds to be used by Buyer with respect to the transactions contemplated pursuant to this Agreement, are or at Closing will be pursuant to ERISA or the Code considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan. Buyer is not executing this Agreement and will not be performing its obligations or exercising its rights or remedies under the Agreement on behalf of or for the benefit of any Plan. Neither the execution or delivery of this Agreement by Buyer, nor the performance by Buyer of its obligations or the exercise of its rights or remedies under this Agreement, nor any transaction contemplated under this Agreement, is or will be a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code. For the purposes hereof the following terms shall have the following meanings: “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended (and any successor statute and any applicable regulations or guidance promulgated thereunder); and “Plan” shall mean a “plan” as that term is defined in Section 3(3) of ERISA or Section 4975 of the Code.

(6) OFAC.

(a) Buyer, and to Buyer’s knowledge, all beneficial owners of Buyer, are in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (as hereinafter defined), including, the requirements of the Order and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other Executive Orders in respect thereof. For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto.

(b) Neither Buyer nor, to the knowledge of Buyer, any of the beneficial owners of Buyer:

(i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists;

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(ii) has been arrested for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

(iii) has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iv) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(v) shall transfer or permit the transfer of any interest in Buyer or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

(vi) shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities.

If Buyer or any beneficial owner of Buyer become listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Seller. Buyer shall have ten (10) business days to remove such party from any interest in Buyer or Seller may terminate this Agreement upon written notice to Buyer, whereupon the Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder except for those obligations which expressly survive a termination of this Agreement.

D. Survival. Any cause of action with respect to a breach of the representations and warranties set forth in Subsections 8B(5) through 8B(15), inclusive, shall survive for a period of twelve (12) months from the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then the subject of a written claim by Buyer) shall terminate. Notwithstanding the foregoing, Seller shall have no liability, and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any document executed by Seller in connection with this Agreement (a) if the breach in question constitutes or results from a condition, state of facts or other matter that was known to Buyer, prior to the end of the Due Diligence Period, (b) if the breach in question constitutes or results from a condition, state of facts or other matter that was known to Buyer and Buyer proceeds with the Closing, or (c) to the extent, in the case of a representation and warranty of Seller, the same is confirmed by the Tenant Estoppel Certificate (as hereinafter defined) with respect to the applicable Tenant Lease. The representations and warranties set forth in Subsections 8B(1) through 8B(4), inclusive, and Subsection 8C shall survive indefinitely.

E. Certain Limitations. Notwithstanding anything to the contrary in this Agreement and without limitation upon the limitations elsewhere in this Agreement, Seller shall have no liability (and Buyer shall make no claim against Seller) for a breach of any representation or warranty or any other obligation of Seller under this Agreement or any document executed by Seller

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in connection with this Agreement unless (a) the valid claims for all such breaches collectively aggregate to more than Fifty Thousand Dollars ($50,000), and (b) the liability of Seller under this Agreement and such documents does not exceed, in the aggregate, the amount of One Million Dollars ($1,000,000) (the “Cap”) (it being understood that, notwithstanding anything to the contrary in this Agreement or any other document, Seller’s liability under this Agreement and the documents executed by Seller in connection herewith shall in no event exceed, in the aggregate, the amount of the Cap). In no event shall Seller be liable for any consequential or punitive damages. Seller agrees to make adequate provision so that it may meet its obligations hereunder.

F. Certain Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement, except as otherwise expressly provided below:

(1) Property Maintenance. Seller shall use commercially reasonable efforts to maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligation not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or eminent domain or other events beyond the control of Seller, including changes in laws, rules, ordinances and regulations.

(2) Contracts and Agreements. After the successful conclusion of the Due Diligence Period, Seller shall not enter into any additional service contracts or other similar agreements affecting the Property that will be binding on Buyer after the Due Diligence Period without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed); provided, however, that Seller may, without the consent of Buyer, enter into service contracts and agreements which are cancelable on thirty (30) days’ notice without penalty. Buyer’s failure to approve or disapprove such service contracts within three (3) business days after Buyer’s receipt of Seller’s written request for such approval shall be deemed approval of the same. Prior to the expiration of the Due Diligence Period, Seller shall provide Buyer with a copy of any new contract or agreement entered into by Seller during the Due Diligence Period. Notwithstanding the foregoing, Buyer acknowledges and agrees that Seller may, on or prior to the Closing Date, enter into and record a covenant of record (the “Covenant of Record”) which shall reflect: (i) Seller’s acknowledgement and agreement that certain tenants of Met Park East and Met Park West are parking, and may continue to park, at the Property at below-market rates in an amount and for the period of time set forth on Exhibit R, and (ii) Seller’s agreement to permit tenants of Met Park East and Met Park West to use parking spaces at the Property in excess of the 418 parking spaces provided for under the Parking Easement at market rates and on an as-available basis, subject to termination upon thirty (30) days’ written notice effective at the end of the month in which such 30-day period shall expire.

(3) Tenant Leases.

(a) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. In the event that Seller enters into any new Tenant Leases or modifications of existing Tenant Leases prior to the expiration of the Due Diligence Period in the normal course of business, Seller shall provide Buyer with written notice thereof together with a copy of the new Tenant Lease or amendment of an existing Tenant Lease, as the case may be.

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(b) If this Agreement is in effect after the expiration of the Due Diligence Period, Seller shall not enter into any new Tenant Leases or material modifications of existing Tenant Leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed). Buyer’s failure to approve or disapprove such Tenant Leases within three (3) business days after Buyer’s receipt of Seller’s written request for such approval shall be deemed approval of the same. In no event shall Seller have any obligation to enter into any new Tenant Lease or modify any existing Tenant Lease.

(4) If this Agreement is in effect after the expiration of the Due Diligence Period, Seller will not cause any Unpermitted Exception to be recorded against the Property.

(5) Seller agrees to cause the owners of Met Park East and Met Park West to enter into an agreement with Buyer concurrently with Closing whereby such owners shall agree only with respect to new leases at Met Park East and Met Park West entered into after the Closing Date, to give Buyer forty-five (45) days’ notice before Buyer is required to provide usage of the parking spaces at the Property that Buyer shall be required to provide pursuant to the Parking Easement. Seller covenants to cause the owners of Met Park East and Met Park West to use commercially reasonable efforts to obtain the consent of record of their respective lenders to the foregoing provision. In the event that such lenders shall not execute such consent, Seller shall cause the owners of Met Park East and Met Park West to place such covenant of record prior to selling Met Park East and Met Park West, as applicable. The foregoing covenant shall survive the Closing.

9. DISCLAIMER, RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

A. DISCLAIMER.

(1) AS-IS, WHERE IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION: (i) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, SEISMIC ASPECTS OF THE PROPERTY, FOUNDATION, ROOF, APPURTENANCES, ACCESS,

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SIGNAGE, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE PROPERTY AND THE IMPROVEMENTS AND WITHIN EACH TENANT SPACE THEREIN, (ii) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (iii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING AND OTHER LEGAL STATUS OF THE PROPERTY, THE IMPROVEMENTS AND ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (vii) THE PRESENCE OF “HAZARDOUS MATERIALS” (AS HEREINAFTER DEFINED) ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (viii) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (ix) THE CONDITION OF TITLE TO THE PROPERTY, (x) THE LEASES, CONTRACTS, OR OTHER AGREEMENTS AFFECTING THE PROPERTY AND THE IMPROVEMENTS, AND (xi) ECONOMICS OF THE OPERATION OF THE PROPERTY AND THE IMPROVEMENTS OR THE FINANCIAL CONDITION OF ANY TENANT OF THE PROPERTY.

(2) SOPHISTICATION OF BUYER. BUYER ACKNOWLEDGES AND AGREES THAT IT IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY, AND THAT BUYER HAS BEEN GIVEN OR WILL BE GIVEN BEFORE THE END OF THE DUE DILIGENCE PERIOD, A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF THE PROPERTY AND ANY AND ALL MATTERS RELATING THERETO, EITHER INDEPENDENTLY OR THROUGH AGENTS OF BUYER’S CHOOSING, INCLUDING, WITHOUT LIMITATION:

(a) ALL MATTERS RELATING TO TITLE, TOGETHER WITH ALL GOVERNMENTAL AND OTHER LEGAL REQUIREMENTS SUCH AS TAXES, ASSESSMENTS, ZONING, USE PERMIT REQUIREMENTS AND BUILDING CODES.

(b) THE PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, THE EXTERIOR, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS AND WITHIN EACH TENANT SPACE THEREIN, THE STRUCTURE, SEISMIC ASPECTS OF THE PROPERTY, THE PAVING, THE UTILITIES, AND ALL OTHER PHYSICAL AND FUNCTIONAL ASPECTS OF THE PROPERTY. SUCH EXAMINATION OF THE PHYSICAL CONDITION OF THE PROPERTY SHALL INCLUDE AN EXAMINATION

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FOR THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS, WHICH SHALL BE PERFORMED OR ARRANGED BY BUYER AT BUYER’S SOLE EXPENSE. FOR PURPOSES OF THIS AGREEMENT, “HAZARDOUS MATERIALS” SHALL MEAN MOLD, FUNGI, BACTERIA AND/OR BIOLOGICAL GROWTH OR BIOLOGICAL GROWTH FACTORS, INFLAMMABLE EXPLOSIVES, RADIOACTIVE MATERIALS, ASBESTOS, POLYCHLORINATED BIPHENYLS, LEAD, LEAD-BASED PAINT, UNDER AND/OR ABOVE GROUND TANKS, HAZARDOUS MATERIALS, HAZARDOUS WASTES, HAZARDOUS SUBSTANCES, OIL, OR RELATED MATERIALS, WHICH ARE LISTED OR REGULATED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 6901, ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.), AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAWS.

(c) ANY EASEMENTS, PARKING, USAGE AND/OR SIGNAGE OR ACCESS RIGHTS AFFECTING THE PROPERTY.

(d) THE TENANT LEASES AND ALL MATTERS IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, THE ABILITY OF THE TENANTS TO PAY THE RENT AND THE ECONOMIC VIABILITY OF THE TENANTS.

(e) ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THE CONTRACTS AND ANY OTHER DOCUMENTS OR AGREEMENTS OF SIGNIFICANCE AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY RECIPROCAL EASEMENT AGREEMENTS OR ANY OPERATING AGREEMENTS AFFECTING THE PROPERTY.

(f) ALL FINANCIAL EXAMINATIONS AND OTHER MATTERS OF SIGNIFICANCE AFFECTING THE PROPERTY, THE TENANTS OF THE PROPERTY, OR OTHERWISE RELATING TO THE ACQUISITION BY BUYER OF THE PROPERTY.

BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN IN THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY PROVIDED IN THIS AGREEMENT).

(3) PASSIVE OWNER. SELLER HAS DELEGATED THE DAY-TO-DAY MANAGEMENT AND OPERATION OF THE PROPERTY TO A THIRD PARTY MANAGER OF THE PROPERTY.

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(4) DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT FOR A BREACH OF A REPRESENTATION EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, SELLER SHALL NOT BE LIABLE FOR ANY NEGLIGENT MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER OR BY ANY MANAGER, REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, SERVANT, CONSTITUENT PARTNER OF SELLER, AFFILIATE OF SELLER, OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”).

(5) CONSPICUOUS DISCLAIMERS. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED HEREIN ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

B. RELEASE. EXCEPT WITH RESPECT TO MATTERS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS GIVING RISE TO LIABILITY OF SELLER TO BUYER OR EXCEPT TO THE EXTENT BUYER NEEDS TO NAME SELLER AS A THIRD PARTY DEFENDANT FOR MATTERS ARISING DURING SELLER’S OWNERSHIP OF THE PROPERTY, BUYER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER AND ALL SELLER RELATED PARTIES FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN (“CLAIMS”), WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE TENANT LEASES AND THE TENANTS THEREUNDER, SIGNAGE AND OTHER USAGE RIGHTS, ENTITLEMENTS, ZONING, PARKING, TITLE DOCUMENTS OR DEFECTS, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION

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WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE FOREGOING PROVISIONS OF THIS SECTION 9B SHALL NOT LIMIT, HOWEVER, SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

/s/ PHS
INITIALS OF BUYER

C. SURVIVAL. THIS SECTION 9 SHALL SURVIVE THE CLOSING DATE OR THE EARLIER TERMINATION OF THIS AGREEMENT AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING.

/s/ PHS
INITIALS OF BUYER

D. CERTAIN PROPERTY DISCLOSURES. WITH RESPECT TO ALL OF THE FOLLOWING MATTERS IN THIS SECTION 9D AND WITHOUT LIMITATION ON ANY OTHER PROVISIONS OF THIS AGREEMENT, BUYER SHALL EVALUATE SUCH MATTERS DURING THE DUE DILIGENCE PERIOD IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5. BUYER SHALL ASSUME ALL RESPONSIBILITY FOR SUCH MATTERS AND SHALL NOT SEEK ANY PAYMENT OR OTHER ACTION FROM SELLER (AND SELLER SHALL HAVE NO OBLIGATION) WITH RESPECT TO SUCH MATTERS; ANY DISCLOSURE OF SUCH MATTERS BY TENANTS OR OTHERS SHALL NOT BE A CAUSE FOR OBJECTION BY BUYER; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, BUYER MAY TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD AS PROVIDED IN SECTION 5D; AND SUCH MATTERS SHALL NOT BE DEEMED TO EXPAND IN ANY MANNER THE LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED HEREIN. WITHOUT LIMITATION ON THE GENERALITY OF THE FOREGOING:

(1) ENVIRONMENTAL MATTERS. SELLER HAS DELIVERED TO BUYER (AND BUYER ACKNOWLEDGES RECEIPT OF) THE ENVIRONMENTAL REPORTS. SELLER SHALL HAVE NO OBLIGATION IN CONNECTION WITH THE MATTERS ADDRESSED IN SUCH DOCUMENTS OR, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8B(10), WITH RESPECT TO ANY OTHER ENVIRONMENTAL MATTERS.

(2) LAND USE, ZONING, ENTITLEMENT AND DEVELOPMENT ISSUES. BUYER SHALL DETERMINE DURING THE DUE DILIGENCE PERIOD WHETHER IT IS SATISFIED WITH THE STATUS AND COMPLIANCE OF THE PROPERTY WITH RESPECT TO ANY AND ALL LAND USE, ZONING, ENTITLEMENT AND DEVELOPMENT LAWS, RULES, ORDINANCES, REGULATIONS, RESTRICTIONS, STANDARDS, AGREEMENTS AND SIMILAR ITEMS AFFECTING THE PROPERTY.

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(3) NORDSTROM RIGHT OF FIRST OPPORTUNITY. BUYER SHALL DETERMINE DURING THE DUE DILIGENCE PERIOD WHETHER IT IS SATISFIED WITH THE RIGHT OF FIRST OPPORTUNITY (THE “ROFO”) TO PURCHASE THE PROPERTY CONTAINED IN SECTION 42 OF THAT CERTAIN OFFICE LEASE (THE “NORDSTROM LEASE”) DATED MARCH 15, 2001 EXECUTED BY NORDSTROM, INC., A WASHINGTON CORPORATION (“NORDSTROM”) AND ANY WAIVER THEREOF.

/s/ PHS
INITIALS OF BUYER

10. Conditions to Closing.

A. Seller’s Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Seller’s obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following (any of which may be waived in writing by Seller):

(1) Performance by Buyer. The due performance by Buyer of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Seller of the items specified to be delivered by Buyer in Section 6 hereof).

(2) Representations and Warranties. The truth of each representation and warranty made by Buyer in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

B. Buyer’s Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Buyer’s obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following (any of which may be waived in writing by Buyer):

(1) Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Buyer of the items specified to be delivered by Seller in Section 6).

(2) Accuracy of Representations and Warranties. The representations and warranties of Seller are true and correct in all material respects as of the Closing Date as if made on such Closing Date. Notwithstanding the foregoing, in the event a material change of circumstances not otherwise contemplated by this Agreement and which was not caused by Seller’s intentional breach of any of its obligations hereunder occurs on or prior to the Closing Date which causes any of Seller’s representations or warranties set forth in Section 8B above to become materially untrue or in the event of an unintentional breach or unintentional default by Seller which causes any of Seller’s

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covenants to be materially untrue (a “Change of Circumstances”), and, in either case, in the event that Buyer is not willing to waive its objection thereto, Seller shall have a period of ten (10) days from the date of the discovery by Seller of such Change of Circumstances to elect, at its sole option, to cure or otherwise compensate Buyer to Buyer’s reasonable satisfaction (including, without limitation, the right to bond over or indemnify Buyer with respect to the subject matter) for such untrue fact, condition or covenant (and the Closing Date shall be extended to accommodate such cure period). In the event that Seller does not cure such Change of Circumstances within such ten (10) day period, Buyer shall have the right, as Buyer’s sole and exclusive remedy hereunder for such failure, either (a) to terminate this Agreement by written notice to Seller, in which case this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to each other and the Deposit shall be refunded to Buyer, or (b) to waive the foregoing right of termination and all other rights and remedies on account of such breach or default and to close the transaction contemplated by this Agreement. Notwithstanding anything in this Section 10B(2) to the contrary, the foregoing procedure with respect to a Change of Circumstances shall not be applicable to the intentional breach by Seller of any of its obligations hereunder, it being understood that the remedy for such a breach by Seller shall be in accordance with Section 3C hereof.

(3) Tenant Estoppel Certificates. At least one (1) business day prior to the Closing Date, receipt of an estoppel certificate (“Tenant Estoppel Certificate”) from Nordstrom and 24 Hour Fitness, addressed to Seller, Buyer and their lenders, shall be a condition precedent to Buyer’s obligation to acquire the Property hereunder. The Tenant Estoppel Certificate shall only be sent out to Nordstrom and 24 Hour Fitness after the successful completion of the Due Diligence Period. Except as otherwise provided herein, the Tenant Estoppel Certificate shall be substantially in the form attached to Exhibit S (as to Nordstrom) (except that Nordstrom shall not be required to make the statements set forth in Paragraph 7 of such Tenant Estoppel Certificate regarding the applicability of the ROFO to future transfers or sales, or foreclosure of a mortgage or pledge of ownership interest to a third party or a deed-in-lieu of foreclosure or deed-in-lieu of pledge agreement to a third party, and delivery of the Tenant Estoppel Certificate by Nordstrom without the foregoing statements shall be deemed to satisfy the delivery of a Tenant Estoppel Certificate from Nordstrom as a condition precedent of Buyer’s obligation to acquire the Property hereunder), and Exhibit S-1 (as to 24 Hour Fitness). In addition, those provisions of the Tenant Estoppel Certificates respecting defaults, defenses, disputes, claims, offsets, abatements, concessions and recaptures against rent and other charges may be limited to the knowledge of Nordstrom and 24 Hour Fitness, respectively. Seller’s sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain the Tenant Estoppel Certificate from Nordstrom and 24 Hour Fitness (and, as used in this Agreement, commercially reasonable efforts shall not include any obligation to institute legal proceedings or to expend any monies). Seller shall deliver to Buyer the Tenant Estoppel Certificates it receives promptly after receipt. If on or before one (1) business day prior to the Closing Date, such condition is not satisfied (or waived by Buyer), then this Agreement shall terminate (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement); provided, however, that Seller shall have the unilateral right (at its option) to extend the period for satisfying such condition (and, accordingly, the Closing Date) by up to five (5) business days in order to satisfy such condition. Without limitation on the foregoing, if the Tenant Estoppel Certificates disclose matters which are materially adverse to the Property (as reasonably determined by Buyer and described in written notice delivered to Seller, if at all, within 3 business days from Buyer’s receipt of the Tenant

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Estoppel Certificates) and inconsistent with the Nordstrom Lease or 24 Hour Fitness Tenant Lease, respectively, and which have not otherwise been disclosed to Buyer and are not cured or satisfied by Seller (at Seller’s sole discretion without obligation to do so) on or before the Closing Date (provided, however, that if Seller elects to cure or satisfy the same, the Closing Date shall be extended for a reasonable period of time, not to exceed ten (10) days, to allow for such cure or satisfaction), then as its sole remedy hereunder Buyer shall have the right to terminate this Agreement on or before the Closing Date (and, if Buyer so terminates this Agreement, then no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement, and in which case the Deposit shall be refunded to Buyer). If Buyer fails to provide written notice to Seller as described in the immediately preceding sentence with respect to the Tenant Estoppel Certificate, Buyer shall be deemed to have waived the condition contained in this Section with respect to the Tenant Estoppel Certificate. Seller shall use commercially reasonable efforts to obtain a Tenant Estoppel Certificate from each tenant at the Property (other than Nordstrom and 24 Hour Fitness) in the form attached as Exhibit S-2; provided, however, that receipt of Tenant Estoppel Certificates from such other tenants shall not be a condition precedent to Buyer’s obligation to acquire the Property hereunder.

11. Miscellaneous.

A. Brokerage Issues.

(1) Generally. Except as provided in subsection (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker’s or finder’s fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. This Section 11A shall survive the Closing Date.

(2) Broker’s Commission. Eastdil Realty Company, LLC, R.M. Watson Co. and TSC Real Estate, LLC (collectively, “Broker”) has been engaged in connection with the transaction contemplated by this Agreement, and without limitation on the foregoing provisions of this Section, if and only if the transaction contemplated hereby shall close in accordance with the terms of this Agreement, Seller shall pay Broker the commission (the “Commission”) pursuant to a separate agreement between Seller and Broker.

B. Limitation of Liability. No constituent partner or member in or agent of Seller, nor any present or future partner, member, manager, trustee, beneficiary, director, officer, shareholder, employee, advisor, affiliate or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller or any affiliate of Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all

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other persons and entities, shall look solely to Seller for the payment of any claim or for any performance, and Buyer on behalf of itself and its successors and assigns hereby waives any and all such personal liability. For purposes of this subsection B, no negative capital account or any contribution or payment obligation of any partner or member in Seller shall constitute an asset of Seller. The limitations of liability contained in this Section shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

C. Additional Limitation on Remedies. Without limitation on the other limitations on remedies contained herein, in the event of any dispute between the parties respecting this Agreement or the transactions herein contemplated, Buyer hereby waives (i) any right to record or file a lis pendens or other similar notice of suit against the Property unless required by law in connection with a suit for specific performance that has been filed in good faith by Buyer, and (ii) any right to assert any claim affecting the right of possession or title to the Property. In no event shall this Agreement (or any short form or memorandum thereof) be recorded.

D. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). Any change in control or majority ownership of Buyer constitutes an assignment for purposes of this subsection. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. In addition, Buyer shall not re-sell the Property or assign its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) through a “double escrow” or other similar mechanism without Seller’s prior written consent. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

E. Notices. Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (1) personally, (2) by United States registered or certified mail, postage prepaid, (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice); or (4) by facsimile, provided that such facsimile shall be immediately followed by delivery of such notice pursuant to clause (1), (2) or (3) above. Any such notice shall be addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

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To Buyer:

ELPF Met Park North, L.L.C.

c/o LaSalle Investment Management, Inc.

200 East Randolph Drive

Chicago, Illinois 60601

Attention:        Erick Paulson

Telephone:      (312) 228-2625

Telecopier:      (312) 601-1638

With Copy To:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Attention:        Daniel J. Perlman, Esq.

Telephone:      (312) 902-5532

Telecopier:      (312) 577-8668

To Seller:

Met Park North IV, L.L.C.

c/o Walton Street Capital, L.L.C.

900 North Michigan Avenue, Suite 1900

Chicago, Illinois 60611

Attention:        Mr. Douglas J. Welker

Telephone:      (312) 915-2357

Telecopier:      (312) 915-2881

With Copy To:

Pircher, Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, California 90067

Attention:        Real Estate Notices (SCS/PLP)

Telephone:      (310) 201-8924

Telecopier:      (310) 201-8922

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To Title Company:

Chicago Title Insurance Company.

171 N. Clark Street, 3rd Floor

Chicago, Illinois 60601

Attention:        Ms. Linda M. Tyrrell

Telephone:      (312) 223-2361

Telecopier:      (312) 223-4857

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given. Notices given by facsimile transmission and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to give or is required to give hereunder.

F. Legal Costs. In the event any action be instituted by a party to enforce this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced), shall be entitled to such reasonable attorneys’ fees, costs and expenses as may be fixed by the decision maker. The foregoing includes, but is not limited to, reasonable attorneys’ fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgment proceedings to collect or enforce the judgment; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This provision is separate and several and shall survive the consummation of the transaction contemplated by Agreement or the earlier termination of this Agreement.

G. Jurisdiction; Venue. Each party consents to the jurisdiction of any state or federal court located within Illinois, waives personal service of any and all process upon it, consents to the service of process by registered mail directed to it at the address stated in Section 11E, and acknowledges that service so made shall be deemed to be completed upon actual delivery thereof (whether accepted or refused). In addition, each party consents and agrees that venue of any action instituted under this Agreement or any agreement executed in connection herewith shall be proper in Cook County, Illinois, and each party waives any objection to venue.

H. Confidentiality. The terms of the transfers contemplated in this Agreement, including the Purchase Price and all other financial terms, as well as the information delivered by Seller (or Seller’s representative, agents, attorneys or broker) or discovered by Buyer and its agents in connection with its due diligence investigation of the Property shall remain confidential and shall not be disclosed by Buyer without the written consent of Seller except (1) to Buyer’s directors, officers, partners, members, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants (together with Buyer, the “Buyer Parties”) to the extent Buyer deems it necessary or appropriate in connection with the transaction contemplated hereunder (and Buyer shall inform each of the foregoing parties of such party’s obligations under this Section and shall secure the agreement of such parties to be bound by the terms hereof); or (2) as

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otherwise required by law or regulation. Buyer shall indemnify, defend and hold Seller and the Seller Related Parties harmless from and against any claims arising from a breach by any of the Buyer Parties of this Section 11H. The restrictions in this Section 11H shall survive a termination of this Agreement but shall terminate upon the purchase of the Property by Buyer.

I. Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

J. Matters of Construction.

(1) Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

(2) Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the Escrow Agreement.

(3) Time of the Essence. Subject to subsection (4) below, time is of the essence of this Agreement. Buyer acknowledges and agrees that the Closing Date is of extreme importance to Seller as the Purchase Price is needed by Seller on the Closing Date in order to satisfy certain obligations of Seller and its affiliates, and that Buyer’s covenant to close the transaction contemplated by this Agreement on the Closing Date constitutes a material inducement to the entry by Seller into this Agreement.

(4) Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal holiday.

(5) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(6) Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges that it has had counsel of its own choosing in connection with the negotiation of this Agreement, and further acknowledges and agrees

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that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

(7) No Waiver. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.

(8) Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

(9) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON (WITHOUT REGARD TO CONFLICTS OF LAW).

(10) Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

(11) Amendments. This Agreement may be amended by written agreement of amendment executed by all parties hereto, but not otherwise.

(12) Survival. Unless otherwise expressly provided for in this Agreement, the covenants and conditions of the parties set forth in this Agreement shall not survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed. Notwithstanding the foregoing (a) all indemnification obligations in this Agreement shall survive the closing of the transaction on the Closing Date; and (b) the indemnification obligations set forth in Sections 5C, 11A and 11H shall survive the termination of this Agreement.

K. Press Releases. The parties agree that following Closing either party may issue a press release regarding this Agreement or the transaction contemplated, provided that at least two (2) business days prior to the issuance of any press release, the disclosing party has given the other party a draft of such release and the opportunity to comment thereon, and in the event that the non-disclosing party has comments on such press release, such press release shall not be issued unless the parties have mutually agreed upon the terms of the same.

L. Buyer’s Delivery of Certain Information. Buyer shall promptly inform Seller of all material defects in any aspect of the Property discovered by Buyer in connection with its

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investigations provided for in Section 5, and Buyer shall provide Seller with such supporting information regarding such material defects in its possession as Seller shall reasonably request. In the event the transaction contemplated hereby shall fail to close for any reason other than a default by Seller hereunder, Buyer shall, at its expense, promptly deliver to Seller (1) all existing originals and copies of the written information and materials supplied to Buyer by Seller, the on-site property manager or their respective agents; and (2) true, accurate and complete copies of any written information concerning the Property prepared on behalf of Buyer by third parties in connection with its investigations hereunder (including any reports, audits and appraisals prepared by any third parties). Seller shall not hold Buyer responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section.

M. Post Closing Access. For a period of three (3) year subsequent to the Closing Date, Seller and its employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Buyer by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Buyer, and shall have the right to make copies of such documents, books and records at Seller’s expense.

N. Indemnification Obligations. The indemnification obligations under this Agreement shall be subject to the following provisions:

(1) The party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any Claim against Indemnitee within forty-five (45) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within thirty (30) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may defend and settle such Claim, and Indemnitor’s liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action or any such counsel employed by Indemnitor shall have failed to commence or pursue such defense, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

(2) The indemnification obligations under this Agreement shall cover the costs and expenses of Indemnitee, including reasonable attorneys’ fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnities.

(3) The indemnification obligations of Indemnitor under this Agreement shall also benefit any present or future advisor, trustee, director, officer, partner, member, manager, employee, beneficiary, shareholder, participant and agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

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O. No Recordation. In no event shall this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the prior written consent of Seller, to be given or withheld in Seller’s sole and absolute discretion.

P. Cure Rights. In the event that either party is in default of any of its obligations hereunder (the “Defaulting Party”), the other party (the “Non-Defaulting Party”) shall give the Defaulting Party written notice of such default (the “Notice of Default”). Except as otherwise expressly provided herein, the Defaulting Party shall thereafter have two (2) business days after receipt of such written Notice of Default to cure such default and the Closing Date shall be extended, if necessary, by no more than two (2) business days to cure such default. The foregoing notice obligation and cure right shall not apply to the delivery by Buyer of the Initial Deposit, Additional Deposit or the Closing Payment to Title Company, or to the obligations of the parties to deliver any Closing Document.

Q. Exclusivity. From the Effective Date through the Closing Date or the earlier termination of this Agreement, Seller shall not solicit offers to and otherwise negotiate with other parties for the purchase and sale of the Property.

R. Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart. Signatures to this Agreement transmitted by facsimile shall be valid and effective to bind the party so signing, provided that each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own facsimile signature and shall accept the facsimile signature of the other party to this Agreement.

[CONTINUED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Douglas J. Welker
Name:	Douglas J. Welker
Title:	Vice President

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BUYER:

ELPF MET PARK NORTH, L.L.C.,

a Delaware limited liability company

By:	Excelsior LaSalle Property Fund, Inc.,
a Maryland corporation

By:	LaSalle Investment Management, Inc.
a Maryland corporation,
its advisor

By:	/s/ Peter H. Schaff
Name:	Peter H. Schaff
Title:

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PURCHASE AGREEMENT

EXHIBIT LIST

Exhibit A	-	Description of Land
Exhibit B	-	Excluded Property
Exhibit C	-	List of Contracts
Exhibit D	-	Form of Escrow Agreement
Exhibit E	-	Form of Bargain and Sale Deed
Exhibit F	-	Form of Seller’s Title Certificate
Exhibit G	-	Form of Bill of Sale, Assignment and Assumption
Exhibit H	-	Form of Certificate of “Non-Foreign” Status
Exhibit I	-	Form of Notice to Tenants
Exhibit J	-	Form of Seller Closing Certificate
Exhibit K	-	Form of Buyer Closing Certificate
Exhibit L	-	Exceptions to Seller’s Representations and Warranties
Exhibit M	-	List of Tenant Leases
Exhibit M-1	-	List of Security Deposits
Exhibit N	-	List of Litigation
Exhibit O	-	List of Non-Compliance Notices
Exhibit P	-	List of Tenant Lease and Contract Defaults
Exhibit Q	-	List of Environmental Reports
Exhibit R	-	List of Below-Market Parking Fees
Exhibit S	-	Nordstrom Estoppel Form
Exhibit S-1	-	24 Hour Fitness Estoppel Form
Exhibit S-2	-	Form of Tenant Estoppel Certificate
Schedule 1	-	CE/TI/LC Obligations and Other Lease Costs

EXHIBIT A

DESCRIPTION OF LAND

LOTS 7, 8, 9, 10, 11 AND 12, BLOCK 55, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 121, IN KING COUNTY, WASHINGTON;

EXCEPT THE NORTHWESTERLY 7 FEET OF SAID LOT 7 CONDEMNED FOR STEWART STREET BY THE CITY OF SEATTLE ON JULY 29, 1908 UNDER KING COUNTY SUPERIOR COURT CAUSE NUMBER 58229 AS PROVIDED FOR IN CITY OF SEATTLE ORDINANCE NUMBER 14881.

EXHIBIT B

EXCLUDED PROPERTY

A piece of artwork described as follows: “A Moment” - hot sculptured glass by Martin Blank.

EXHIBIT C

LIST OF CONTRACTS

[SEE ATTACHED]

EXHIBIT D

[FORM OF]

ESCROW AGREEMENT

January 26, 2006

Chicago Title Insurance Company.

171 N. Clark Street, 3rd Floor

Chicago, Illinois 60601

Attention:	Ms. Linda M. Tyrrell

Re:	Metropolitan Park North, Seattle, Washington

Ladies and Gentlemen:

Please refer to that certain agreement captioned “PURCHASE AGREEMENT”, dated as of January 26, 2006, by and between Met Park North IV, L.L.C. a Delaware limited liability company (“Seller”), and ELPF Met Park North, L.L.C., a Delaware limited liability company (“Buyer”) (which agreement, together with all amendments or modifications thereto, is herein called the “Purchase Agreement”). Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Purchase Agreement.

This letter (this “Agreement”) will constitute your instructions with respect to the “Funds” and “Documents” described below.

A. Delivery of Funds. Concurrently with the execution of this Agreement, you will receive the Initial Deposit, and on or before the day of the expiration of the Due Diligence Period, Buyer may be wire-transferring to your escrow account the Additional Deposit. On or before February 16, 2006 (as such date may be extended as provided in the Purchase Agreement, the “Closing Date”), Buyer will be wire-transferring to your escrow account sufficient funds (the “Closing Payment”) to enable you to make all payments noted on the Closing Statement, including, without limitation, the “Seller Amount” (as hereinafter defined), pursuant to wiring instructions which you will provide us.

As used herein, the Initial Deposit, the Additional Deposit, and the Closing Payment are herein collectively called the “Funds”.

B. Delivery of Documents.

(1) Recordation Document. On or before the Closing Date, Seller shall deliver to you an original of the Deed, executed and acknowledged by Seller. The foregoing documents shall be collectively referred to herein as the “Recordation Documents”.

(2) Non-Recordation Documents. On or before the Closing Date, Buyer or Seller or both shall deliver to you executed originals (which may be in counterpart) of the following documents (the “Non-Recordation Documents”):

(a) The Bill of Sale, Assignment and Assumption, executed by Seller and Buyer;

(b) The Certificate of Non-Foreign Status executed by Seller;

(c) The Notice to Tenants, executed by Seller and Buyer;

(d) The Closing Statement, executed by Seller and Buyer;

(e) The Seller Closing Certificate, executed by Seller;

(f) The Buyer Closing Certificate, executed by Buyer; and

(g) The Seller’s Title Certificate, executed by Seller.

C. Conditions to Close of Escrow. The Funds shall not be disbursed and none of the documents delivered hereunder shall be recorded (or filed) or delivered to any person or entity until each of the following conditions is satisfied:

(1) You have received all of the Funds (and have determined that you have received funds sufficient to pay all amounts noted on the Closing Statement) and you are unconditionally and irrevocably prepared to wire or otherwise disburse the same in accordance with paragraph D below.

(2) You have received the Recordation Document, the Non-Recordation Documents (collectively, the “Documents”) and you are unconditionally and irrevocably prepared to record the Recordation Document in accordance with paragraph D below.

(3) You are unconditionally and irrevocably prepared to issue an Owner’s Policy in the form of the pro-forma title insurance policy agreed upon by you and Buyer prior to the expiration of the Due Diligence Period and to be attached hereto upon the expiration of the Due Diligence Period as Exhibit “A.”

(4) You have received all information necessary for filing the forms (the “Information Returns”) then required to be filed pursuant to Section 6045 of the Internal Revenue Code with respect to the transactions contemplated by the Purchase Agreement (including Seller’s written approval of the amount of gross proceeds to be shown on the Information Returns) and you are unconditionally and irrevocably prepared to serve as the designated “reporting person” (with such term having the meaning prescribed in §1.6045-4(a) of the Regulations) in accordance with §1.6045-4(e)(5) of the Regulations and, accordingly, (a) file all information returns required under the Regulations in respect of such transactions, and (b) furnish to the Seller any statements required under the Regulations in respect of such transactions.

(5) You have received written authorization in the form of Exhibit ”B” attached hereto to close the transaction from each of the following:

(a) Seller or a “Seller Closing Representative”. “Seller Closing Representative” means Douglas J. Welker of Seller, or Stephanie C. Silvers or Pablo L. Petrozzi of Pircher, Nichols & Meeks; and

(b) Buyer or a “Buyer Closing Representative”. Buyer Closing Representative means Erick Paulson of Buyer or Daniel J. Perlman of Katten Muchin Rosenman LLP.

Without limitation on paragraph J below, Buyer and Seller agree, as between themselves, that the delivery of the foregoing authorizations is not an additional condition to the obligation of Buyer or Seller to close the sale contemplated by the Purchase Agreement (the conditions to Closing being set forth in the Purchase Agreement). The purpose of the foregoing authorizations is simply to enable you to close this escrow (after satisfaction of the other requirements in this paragraph C) without having to determine whether the conditions to Closing set forth in the Purchase Agreement have been satisfied.

D. Close of Escrow. If the conditions specified in paragraph C above are satisfied on the Closing Date, then you shall immediately deliver to Seller and Buyer a written confirmation of such satisfaction in the form of Exhibit “C” hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter specified and shall be deemed given by your taking any of the following actions), and thereafter you shall immediately:

(1) Wire the amount due Seller (the “Seller Amount”) under the Closing Statement in accordance with wiring instructions delivered to you by Seller (“Seller Wiring Instructions”).

PLEASE NOTE THAT the Seller Wiring Instructions may not be revised except in accordance with written instructions from Seller.

(2) Deliver any other amounts due to other third parties under the Closing Statement in accordance with the respective instructions from such third parties.

(3) Record, or caused to be recorded, the Recordation Document with the appropriate recorder’s office.

(4) If after paying or delivering the amounts specified in the clauses above (and after paying all Closing costs as specified herein), any portion of the Funds remain, then you are to deliver such remaining balance of the Funds (“Remaining Funds”), pursuant to separate instructions to be delivered by Buyer to you.

(5) File all Information Returns and take all other actions described in paragraph C(4) of this letter.

(6) Issue the Owner’s Policy and deliver the same to Buyer in accordance with instructions from Buyer or its counsel.

(7) Deliver the Documents as required by paragraph E below.

E. Delivery of Documents. As soon as available, please deliver the Documents as follows:

(1) to Pircher, Nichols & Meeks at 900 North Michigan Avenue, Suite 1050, Chicago, Illinois 60091, Attention: Pablo L. Petrozzi, the following:

(a) A copy of the recorded Deed.

(b) One original (or copy if original unavailable) of the other Documents including, without limitation, a copy of the Owner’s Policy.

(2) to Katten Muchin Rosenman LLP, Attention: Daniel J. Perlman, Esq.:

(a) One original recorded Deed.

(b) The original Owner’s Policy.

(c) One original (or copy if original unavailable) of each of the other Documents.

F. Closing Costs. All closing costs incurred in carrying out your duties under this letter are to be paid in accordance with the Closing Statement.

G. Investment of Funds. As soon as you receive any portion of the Funds you should immediately notify Seller and Buyer of such fact. No investment of the Funds shall be made that will cause you to fail to comply with the provisions of paragraph C above. If the transactions contemplated herein shall close but on the same day you are unable to deliver the Seller Amount or any other portion of the Funds which represent amounts due Seller but which are, at Seller’s direction pursuant to the Closing Statement, used to pay third parties or other obligations of Seller (the Seller Amount and the other amounts due Seller as aforesaid being herein collectively called the “Seller Funds”), you shall promptly notify Seller of such fact. If Seller gives you oral or written instructions to do so, you shall invest such Seller Funds in treasury bills or treasury backed repurchase agreements (or such other short-term investment as may be authorized by Seller). Any investment of the Remaining Funds and any other portion of the Funds which represent additional amounts which are Buyer’s obligations but which, pursuant to the Closing Statement, are to be used to pay third parties or other obligations of Buyer (the Remaining Funds and the other amounts payable by Buyer as aforesaid being herein collectively called the “Buyer Funds”), shall be as directed by Buyer. All interest accrued on the Buyer Funds after the Closing, shall belong to Buyer and shall be delivered to Buyer in accordance with its separate instructions. All interest accrued on the Seller Funds after the Closing of the transactions hereunder shall belong to Seller and shall be wire-transferred to Seller in accordance with the Seller Wiring Instructions. Without limitation on the foregoing, the Funds held by you hereunder shall only be deposited at a major money center bank approved by Buyer and Seller. Each of Buyer and Seller agrees to execute and deliver to you a form W-9 Request for Taxpayer Identification Number and Certification for any investment made hereunder on its behalf.

H. Disposition of Deposit. Escrow Holder shall hold and dispose of the Deposit in accordance with the terms of this Agreement and the Purchase Agreement, or in accordance with any instruction or instructions which shall be signed jointly by both Seller and Buyer, or in accordance with separate instructions of like tenor signed by Seller and Buyer. Once Escrow Holder has received its completed and signed directions to invest and W9, Seller and Buyer hereby instruct and authorize Escrow Holder to invest the Deposit in any of the following: (i) the investment described in Exhibit “D” hereto; or (ii) such other investments as may be reasonably acceptable to Seller and Buyer. Without limitation on the foregoing, if Escrow Holder shall receive an instruction (hereinafter the “Instruction”) with respect to the Deposit, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the “Instructing Party” and the party which shall not have given the Instruction being hereinafter referred to as the “Non-Instructing Party”), Escrow Holder shall promptly transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. The Instruction shall specify in detail the pertinent provisions of the Purchase Agreement that govern the Instructing Party’s instruction as to the Deposit, and if a default under the Purchase Agreement is alleged, the Instructing Party shall specify in detail the nature of such default. Escrow Holder shall act in accordance with the Instruction unless within five (5) business days from receipt by Escrow Holder of the Instruction the Non-Instructing Party shall notify Escrow Holder in writing that Escrow Holder is not to comply with the Instruction and specifying in detail the reasons for not complying with the Instruction, and if a default under the Purchase Agreement is alleged. If the Non-Instructing Party shall advise Escrow Holder not to comply with the Instruction and specifies in detail the reason for such noncompliance as aforesaid, Escrow Holder shall not act in accordance with the Instruction, but may thereafter either:

(a) act solely in accordance with any of the following:

(i) a new Instruction signed jointly by Seller and Buyer;

(ii) separate Instructions of like tenor from each of Seller and Buyer; or

(iii) a certified copy of a final court order from a court of competent jurisdiction ordering the disposition of the Deposit; or

(b) deposit the Deposit with a court selected by Escrow Holder after giving Seller and Buyer ten (10) days prior written notice that Escrow Holder intends to do the same, and in such event all liability and responsibility of Escrow Holder shall terminate upon such deposit having been made. Seller and Buyer hereby agrees to be severally (and not jointly and severally) responsible for the reasonable costs incurred by Escrow Holder in connection with such deposit with a court.

(c) Notwithstanding the foregoing, if Escrow Holder shall receive written notice from Buyer requesting a return of the Initial Deposit, such notice to be given prior to the successful completion of the Due Diligence Period (as such successful completion is evidenced by Buyer’s delivery of the Acceptance Notice to you and Seller), then without further action required by Seller, Escrow Holder shall send to Buyer by wire transfer the Initial Deposit and any interest earned thereon on the first business day following receipt of Buyer’s notice.

(d) Notwithstanding anything to the contrary contained herein, if Escrow Holder shall receive a Financing Termination Notice from Buyer prior to the expiration of the Financing Contingency Period, then without further action required by Seller, Escrow Holder shall send to Buyer by wire transfer the Deposit and any interest earned thereon on the first business day following receipt of the Financing Termination Notice.

I. Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in paragraph C hereof are not satisfied on or before the Closing Date, then, if you receive written instructions to cancel this escrow from Seller or Buyer, the instructions set forth in paragraphs A through E above shall be deemed canceled, you shall immediately (1) return the Closing Payment (and any interest thereon) to or as directed by Buyer, in accordance with separate written instructions of Buyer, (2) return the Documents to the party depositing the same with you on the next business day thereafter, and (3) and dispose of the Deposit in accordance with Section 3 of the Purchase Agreement and the terms of Section H.(1) above.

J. Limitation of Liability. You are acting solely as escrow agent hereunder, and you shall be liable solely for your failure to comply with the terms of this letter.

K. Conflict with Purchase Agreement. In the event of a conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall control. Without limitation on the foregoing, nothing contained herein shall limit the obligations of the parties set forth in the Purchase Agreement.

L. Execution by Counterparts. This letter of instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions.

N. Notices. The provisions of Section 11E of the Purchase Agreement are hereby incorporated herein by this reference as if herein set out in full.

Very truly yours,

SELLER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

BUYER:

ELPF MET PARK NORTH, L.L.C.,

a Delaware limited liability company

By:	Excelsior LaSalle Property Fund, Inc.,
a Maryland corporation

By:	LaSalle Investment Management, Inc.
a Maryland corporation,
its advisor

By:

Name:

Title:

ACCEPTED AND AGREED TO

as of the date first above written:

Chicago Title Insurance Company.

By:

Name:

Title:

EXHIBIT A

PRO-FORMA POLICY

[See attached]

EXHIBIT B

AUTHORIZATION LETTER

February     , 2006

Chicago Title Insurance Company.

171 N. Clark Street, 3rd Floor

Chicago, Illinois 60601

Attention: Ms.	Linda M. Tyrrell

Re:	Metropolitan Park North, Seattle, Washington

Ladies and Gentlemen:

Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW AGREEMENT”, as of January     , 2006 to you from Met Park North IV, L.L.C. a Delaware limited liability company, and ELPF Met Park North, L.L.C., a Delaware limited liability company, regarding the referenced property. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Letter of Instructions.

This letter will constitute the authorization required under clause (5) of paragraph C of the Letter of Instructions, but shall not limit your obligation to satisfy the other conditions under such paragraph C prior to disbursing the Funds.

Thank you for your cooperation.

Very truly yours,

EXHIBIT C

CONFIRMATION BY TITLE COMPANY

February     , 2006

VIA FACSIMILE (312) 577-8668	VIA FACSIMILE (310) 201-8922
Katten Muchin Rosenman LLP	Pircher, Nichols & Meeks
525 West Monroe Street	900 North Michigan Avenue, Suite 1050
Chicago, Illinois 60661	Chicago, Illinois 60091
Attention: Daniel J. Perlman, Esq.	Attention: Real Estate Notices (PLP)

Re:	Metropolitan Park North, Seattle, Washington

Ladies and Gentlemen:

Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW AGREEMENT”, dated as of January     , 2006, to us from Met Park North IV, L.L.C. a Delaware limited liability company, and ELPF Met Park North, L.L.C., a Delaware limited liability company.

Pursuant to paragraph D of the Letter of Instructions, we hereby confirm that each of the conditions to disbursement and recordation set forth in paragraph C of the Letter of Instructions has been satisfied.

Very truly yours,

Chicago Title Insurance Company

By:
Name:
Title:

EXHIBIT D

INVESTMENT INSTRUCTIONS

Treasury bills at 30 day increments

EXHIBIT E

FORM OF BARGAIN AND SALE DEED

WHEN RECORDED RETURN TO:

BARGAIN AND SALE DEED

THE GRANTOR, Met Park North IV, L.L.C., a Delaware limited liability company, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid, bargains, sells and conveys to GRANTEE,                     , the following described real estate, situated in the County of King, State of Washington:

See Exhibit A attached hereto and by this reference incorporated herein.

Subject to those matters set forth in Exhibit B attached hereto and by this reference incorporated herein.

Abbreviated Legal Description:	Lots 7 Thru 12, Block 55, Volume 1 Of Plats, Page 121

Assessor’s Tax Parcel ID Number:	066000-2381

DATED: As of                         , 2006

[Signature page follows]

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

STATE OF ILLINOIS )

                            ) ss.

COUNTY OF COOK )

I certify that I know or have satisfactory evidence that Douglas J. Welker is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of WSC MANAGERS IV, INC., to me known to be a General Partner of WALTON STREET MANAGERS IV, L.P., to me known to be a General Partner of WALTON STREET REAL ESTATE FUND IV, L.P., to me known to be a Managing Member of WALTON REIT IV, L.L.C., to me known to be a Managing Member of WALTON REIT HOLDINGS IV, L.L.C., to me known to be the Sole Member of MET PARK NORTH MEZZ IV, L.L.C., to me known to be the Sole Member of MET PARK NORTH IV, L.L.C., to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

WITNESS my hand and official seal hereto affixed on                     , 2006

(print name)
Notary Public in and for the
State of Illinois
My appointment expires

Exhibit A

Legal Description

LOTS 7, 8, 9, 10, 11 AND 12, BLOCK 55, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL’S SECOND ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 121, IN KING COUNTY, WASHINGTON;

EXCEPT THE NORTHWESTERLY 7 FEET OF SAID LOT 7 CONDEMNED FOR STEWART STREET BY THE CITY OF SEATTLE ON JULY 29, 1908 UNDER KING COUNTY SUPERIOR COURT CAUSE NUMBER 58229 AS PROVIDED FOR IN CITY OF SEATTLE ORDINANCE NUMBER 14881.

EXHIBIT B

Permitted Exceptions

EXHIBIT F

[FORM OF]

CERTIFICATE AS TO TITLE

The undersigned (“Owner”) hereby certifies to Chicago Title Insurance Company (“Title Company”) that, to Owner’s knowledge:

1. Owner is the insured under Chicago Title Insurance Company Owner’s Policy No. 1167027 effective October 20, 2005, which insures that Owner is the owner of the “Subject Property” (which, as used herein, means the property described on Attachment ”A”). Owner understands that Title Company has issued title commitment No.             (“Title Commitment”) with respect to the Subject Property and has requested this certificate in connection therewith.

2. Except as specified on Attachment “B”, payment for any labor, services or materials incurred by the undersigned in connection with the construction or repair of any buildings or improvements on the above described premises performed within the last 120 days has been made or will be made in the ordinary course of business.

3. The only permitted occupants of the Property are tenants under leases or other occupancy agreements (and their subtenants) with rights of possession only, as listed on the list of leases attached as Attachment “C” and any person or entity identified on Schedule “B” to the Title Commitment. The undersigned has not entered into any options to purchase the Subject Property or rights of first refusal regarding the Subject Property either pursuant to written leases or by separate agreements.

The undersigned makes these statements for the purpose of inducing the Title Company to issue the endorsements to one or more of the owner’s policies issued pursuant to the Title Commitment.

This Certificate is not intended to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm, corporation or other entity, other than the Title Company, as a third party beneficiary or otherwise under any theory of law. Further, this Certificate shall not be disclosed, released or quoted to or relied upon by any other person.

Any statement “to Owner’s knowledge” (or similar phrase) shall mean that the undersigned has no knowledge that such statement is untrue (and, for this purpose, the undersigned’s knowledge shall mean the present actual knowledge (excluding constructive or imputed knowledge) of Douglas J. Welker of Seller, but such individual shall not have any personal liability in connection therewith). Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this Certificate shall survive until 6 months after the date hereof, at which time the provisions hereof (and any obligation or liability of or claims against Owner under this Certificate other than a cause of action resulting from any breach by Owner of this Certificate then in litigation in King County, Washington) shall terminate; and (2) to the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the undersigned shall have no liability with respect to the same. Without limitation on item (2) above, Title Company shall be deemed to have knowledge of any matters of record.

Neither the undersigned nor any present or future direct or indirect partner, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent of the undersigned, shall have any personal liability, directly or indirectly, under or in connection with this Certificate; and the Title Company and its successors and assigns, and, without limitation, all other persons and entities, shall look solely to the Subject Property for the payment of any claim or for any performance; and the Title Company hereby waives any and all such personal liability. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable provided by law or by any other contract, agreement or instrument.

This Certificate is executed as of the              day of                     , 200_.

OWNER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

ATTACHMENT “A”

LEGAL DESCRIPTION

ATTACHMENT “B”

CERTAIN UNPAID AMOUNTS

[Specify amounts for which Buyer is responsible and amounts being disputed in good faith]

ATTACHMENT “C”

LIST OF LEASES

[TO BE PROVIDED]

EXHIBIT G

FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, as of the date hereof (the “Effective Date”), the undersigned, Met Park North IV, L.L.C. a Delaware limited liability company (“Assignor”), hereby sells, transfers, assigns and conveys to                     , a                     (“Assignee”), all right, title and interest of Assignor in and to the “Personal Property”, the “Tenant Leases”, the “Contracts” and the “Intangible Property”, as each of the foregoing is defined in that certain agreement (“Purchase Agreement”) captioned “PURCHASE AGREEMENT”, dated as of             , 2005, by and between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property, the Tenant Leases, the Contracts and the Intangible Property. Unless otherwise defined herein, all terms used in a capitalized manner herein shall have the meaning set forth in the Purchase Agreement.

The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations provided in Sections 8, 9 and 11B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption and hereby agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor relating to the Personal Property, the Tenant Leases, the Contracts and the Intangible Property first arising and accruing on and after the Effective Date. The foregoing assumption by Assignee shall not operate to release Assignor from the burdens and obligations of Assignor relating to the Personal Property, the Tenant Leases, the Contracts and the Intangible Property first arising and occurring during Seller’s period of ownership of the Property.

The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Said property is conveyed “as is” without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

[signatures on following page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale, Assignment and Assumption as of                         , 200  .

ASSIGNOR:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

ASSIGNEE:
,
a

By:
Name:
Title:

EXHIBIT H

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by Walton Acquisition REOC Holdings IV, L.L.C. a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. Seller’s U. S. employer identification number is             ; and

4. Seller’s office address is:

c/o Walton Street Capital, L.L.C.

900 North Michigan Avenue, Suite 1900

Chicago, Illinois 60611

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

[CONTINUED ON FOLLOWING PAGE]

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

Executed as of the         day of                     , 200  .

SELLER:

Walton Acquisition REOC Holdings IV, LLC,

a Delaware limited liability company,

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

EXHIBIT I

FORM OF NOTICE TO TENANTS

As of             , 200

Attention:________________________________________________________________

Re:	Your lease (“Lease”) for Suite at
Metropolitan Park North, Seattle, Washington (the “Property”)

Dear Tenant:

We are pleased to announce that, as of the date of this letter, Met Park North IV, L.L.C. a Delaware limited liability company (“Former Owner”), has sold its interest in the Property, the landlord’s interest in the Lease and the current security deposit balance of $             under the Lease to             , a              (“New Owner”); and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease on and after such date. Accordingly, all of your obligations under the Lease on and after such date (including your obligation to pay rent) shall be performable to and for the benefit of New Owner, and its successors and assigns; and all of the obligations of the landlord under the Lease on and after such date shall be the binding obligations of New Owner, and its successors and assigns.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your Lease (including the giving of any notices provided for in your Lease) is as follows:

Attention:______________________________________________________________

Until you are notified to the contrary by New Owner, the Property will be managed by                     , and as in the past, your rental payment is due and payable on the first of each month. Except as otherwise notified by New Owner, rent should be made payable to “                    ” and sent to the above address.

Please feel free to call                      (            )             -            , if you have any questions.

Very truly yours,

FORMER OWNER:

NEW OWNER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

By:

Name:

Title:

EXHIBIT J

SELLER’S CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of the         day of                     , 200  , by Met Park North IV, L.L.C. a Delaware limited liability company (“Seller”), to                 , a                  (“Buyer”).

R E C I T A L S :

A. Pursuant to that certain Purchase Agreement dated as of                     , 2005 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer the Property (as defined in the Agreement).

B. The Agreement requires the delivery of this Closing Certificate.

NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:

1. Except as specifically set forth below, each and all of the representations and warranties of Seller contained in Section 8B of the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.

2. Exceptions: See Exhibit “A” attached and made a part hereof.

This Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).

[signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

SELLER:

MET PARK NORTH IV, L.L.C.,

a Delaware limited liability company

By:	Met Park North Mezz IV, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:	Walton Acquisition REOC Holdings IV, LLC,
a Delaware limited liability company,
its Sole Member

By:	Walton Street Real Estate Fund IV, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers IV, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers IV, Inc.,
a Delaware corporation,
its General Partner

By:
Name:	Douglas J. Welker
Title:	Vice President

EXHIBIT “A”

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

[ADD EXCEPTIONS, INCLUDING SUBSTITUTION OF

UPDATED EXHIBITS, IF APPROPRIATE]

EXHIBIT K

BUYER’S CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of the         day of                     , 200  , by             , a              (“Buyer”), to Met Park North IV, L.L.C. a Delaware limited liability company (“Seller”).

R E C I T A L S :

A. Pursuant to that certain Purchase Agreement dated as of                         , 2005 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer the Property (as defined in the Agreement).

B. The Agreement requires the delivery of this Closing Certificate.

NOW THEREFORE, pursuant to the Agreement, Buyer does hereby represent and warrant to Seller that:

1. Except as specifically set forth below, each and all of the representations and warranties of Buyer contained in Section 8C of the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.

Exceptions: See Exhibit “A” attached and made a part hereof.

2. Buyer has had full access to and has (to Buyer’s satisfaction) exercised its option to inspect and evaluate for potential purchase the Property and all files of Seller relating thereto which Buyer felt were important or material to Buyer.

3. Buyer has not relied upon and is not relying upon any document, representation or information provided to Buyer by Seller (except as expressly set forth in the Agreement and the Closing Documents) or Seller’s agents.

4. Buyer acknowledges and confirms that Seller advised Buyer to retain an attorney to review the Agreement, all related writings and closing documents and all due diligence matters (including the Title Report, the Updated Survey, the Contracts, the Tenant Leases and the Environmental Reports) and Buyer and its attorneys have had the opportunity to review the Agreement, all related writings and closing documents, and all such due diligence matters.

5. BUYER HEREBY REAFFIRMS AND CONFIRMS THE PROVISIONS OF SECTION 9 OF THE AGREEMENT AS THOUGH MADE AS OF THE DATE HEREOF AND THE PROVISIONS THEREOF ARE HEREBY INCORPORATED HEREIN AS IF SET FORTH IN FULL HEREIN.

Buyer’s Initials

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

,

a

By:

Name:

Title:

“Buyer”

EXHIBIT “A”

EXCEPTIONS TO BUYER’S REPRESENTATIONS AND WARRANTIES

EXHIBIT L

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

None.

EXHIBIT M

LIST OF TENANT LEASES

[SEE ATTACHED]

EXHIBIT M-1

LIST OF SECURITY DEPOSITS

Tenant Name	Amount of Deposit
24 hour Fitness	$12,000
Subway Real Estate	$1,900
Reza’s Italian Café	$2,082
Jurga Martini, D.D.S	$8,358

EXHIBIT N

LIST OF LITIGATION

None.

EXHIBIT O

LIST OF NON-COMPLIANCE NOTICES

None.

EXHIBIT P

LIST OF TENANT LEASE AND CONTRACT DEFAULTS

None.

EXHIBIT Q

LIST OF ENVIRONMENTAL REPORTS

Environmental Site Assessment, Metropolitan Park III, North Tower, 1220 Howell Street, Seattle, Washington, dated August 31, 2005 and prepared by AllWest Environmental, Inc.

EXHIBIT R

LIST OF BELOW-MARKET PARKING FEES

[SEE ATTACHED]

EXHIBIT S

NORDSTROM ESTOPPEL FORM

January      , 2006

ELPF Met Park North, L.L.C.

c/o LaSalle Investment Management, Inc.

200 East Randolph Drive

Chicago IL, 60601

Attention: Erick Paulson

Re:	Lease dated March 15, 2001, by and between Benaroya Capital Company, LLC, (“Landlord”), and Nordstrom, Inc (“Tenant”), covering approximately 135,855 square feet (the “Premises”) in the real estate project located at 1220 Howell St., Seattle, WA 98101 (Metropolitan Park - North Tower) (the “Project”) (the “Lease”).

Ladies and Gentlemen:

The undersigned, as Tenant, has been advised that the above described Lease may be assigned to you or your successors and assigns (“Buyer”) in connection with the proposed sale of the Project and, as an inducement therefor, we hereby certify to Buyer and any prospective encumbrancers of the Project, including, without limitation, any lender of Buyer, together with such lender’s successors and assigns (“Lender”) the following:

1. Tenant is the tenant under the Lease and has unconditionally accepted possession of and now occupies the Premises pursuant to the terms of the Lease. The Lease is in full force and effect and is the valid and binding obligation of Tenant, and rent payments thereunder have commenced.

2. Any sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full with no exceptions.

3. As of the date hereof Landlord has performed all of its obligations under the Lease and neither Tenant nor, to Tenant’s knowledge, Landlord, is currently in default under the Lease and, to Tenant’s knowledge, no event has occurred which with the giving of notice or passage of time would constitute such a default.

4. There have been no representations or promises made by Landlord to Tenant except as set forth in the Lease, and the Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, altered or amended (in writing or orally) except as follows: Building Entrance License Agreement (BELA) dated July 2, 2001, Storage Space Rental Agreement (SA) dated August 22, 2001, Storage Space Rental Agreement (SA) dated August 22, 2001, First Amendment to Lease dated August 22, 2001, Antenna Site Lease Agreement (RA) dated April 6, 2004, Second Lease Amendment dated April 30, 2002. Landlord has not provided financing for, or invested in, or obtained the right to invest in the business of Tenant, whether through the acquisition of warrants, shares, or otherwise.

5. Tenant is not currently a tenant in, and did not exercise its expansion option pursuant to Section 44 of the Lease with respect to, the building located at 1100 Olive Way, Seattle, WA 98101 (Metropolitan Park - West Tower) or the building located at 1730 Minor Ave., Seattle, WA 98101 (Metropolitan Park - East Tower).

6. As of the date hereof, to Tenant’s knowledge there are no off-sets, defenses, claims, counterclaims, deductions, liens or credits against rentals under the Lease or against the enforcement of (a) any right or remedy of Landlord under the Lease or (b) any duty or obligation of Tenant under the Lease. No rentals have been prepaid for more than one month in advance.

7. The Lease commenced on August 1, 2001, the Lease term expires on January 31, 2012 and there are two 5-year options exercisable in accordance with the terms of the Lease. Except as provided in Section 42 of the Lease, Tenant has no purchase options or rights of first refusal to purchase the Project or any portion thereof, or any interest therein under the Lease or otherwise. Tenant has no cancellation rights under the Lease. Tenant has no right of first refusal or first opportunity to lease or occupy additional space in the Property except as set forth in Section 42 of the Lease. Without limitation on the foregoing, Tenant hereby acknowledges and agrees that its first opportunity to purchase the Project pursuant to Section 42 of the Lease does not apply to sale of the Project to Buyer because, pursuant to a letter dated November 28, 2005 to Landlord, Tenant declined its opportunity to purchase the Project in response to Landlord’s notice to Tenant dated November 14, 2005, given pursuant to Section 42 of the Lease. The “Right of First Opportunity to Purchase the Building” pursuant to Section 42 of the Lease shall not apply to any future transfers or sales by Buyer or its successors or assigns, and shall in no event apply to foreclosure of a mortgage or pledge of ownership interest to a third party or a deed-in-lieu of foreclosure or deed-in-lieu of pledge agreement to a third party.

8. Tenant is the legal and equitable owner and holder of the leasehold interest in the Lease and Tenant has not assigned, transferred or encumbered its interest under the Lease nor has Tenant sublet all or any portion of the Premises.

9. As of the date hereof, all base rental and other payments due under the Lease are current and the next base rental payment is due on                         , 2006 in the amount of $            . Currently, to Tenant’s knowledge, there is no free rental, rebates or other concessions due to Tenant under the Lease.

10. Additional rent for operating, maintenance, repair expenses, property taxes and assessments and other such expenses and charges (collectively, the “Operating Expenses”) is payable as provided in the Lease. Tenant is required to pay its pro-rata share of all Operating Expenses. The next payment of Operating Expenses is due on                         , 2006 in the amount of $            . Except with respect to the amount, if any, which may be owed to Tenant in connection with the reconciliation of Operating Expenses for calendar year 2005, to Tenant’s knowledge, Tenant is not entitled to any refund or reimbursement of any Operating Expenses previously paid by Tenant.

11. Landlord holds a security deposit pursuant to the Lease in the amount of $0.00. Landlord also holds other deposits in the amount of $0.00.

12. To Tenant’s knowledge the Premises are in good order and condition, reasonable wear and tear excepted.

13. There are no pending, or to Tenant’s best knowledge threatened, actions, voluntary or involuntary, against Tenant under federal or state bankruptcy or insolvency laws, nor is Tenant the subject of any receivership, reorganization, assignment for the benefit of creditors or other similar proceedings.

14. The undersigned individual executing this letter on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this letter on Tenant’s behalf.

15. Tenant’s current address for notices under the Lease is as follows:

1700 Seventh Avenue, Suite 1000

Seattle, Washington 98101-0097

Attention: Real Estate Notices

Phone: 206-303-4416

Fax: 206-303-4419

Tenant shall have no liability for damages to Landlord, Lender or their successors or assigns arising out of any intentional inaccuracy or omissions of information in or from this certificate, but Tenant shall be estopped from taking a position against Landlord, Lender and their successors and assigns that is inconsistent with the statements made in this certificate.

Very truly yours,

By:	David G. Johansen
Its:	Divisional Vice President & Counsel

EXHIBIT S-1

24 HOUR FITNESS ESTOPPEL FORM

January     , 2006

ELPF Met Park North, L.L.C.

c/o LaSalle Investment Management, Inc.

200 East Randolph Drive

Chicago IL, 60601

Attention: Erick Paulson

Re:	Lease dated April 21, 1999, by and between Benaroya Capital Company, LLC, (“Landlord”), and 24-Hour Fitness USA, Inc (“Tenant”), covering approximately 37,904 square feet (the “Premises”) in the real estate project located at 1220 Howell St., Seattle, WA 98101 (Metropolitan Park - North Tower) (the “Project”) (the “Lease”).

Ladies and Gentlemen:

The undersigned, as Tenant, has been advised that the above described Lease may be assigned to you or your successors and assigns (“Buyer”) in connection with the proposed sale of the Project and, as an inducement therefor, we hereby certify to Buyer and any prospective encumbrancers of the Project, including, without limitation, any lender of Buyer, together with such lender’s successors and assigns (“Lender”) the following:

1. Tenant is the tenant under the Lease and has accepted possession of and now occupies the Premises pursuant to the terms of the Lease. The Lease is in full force and effect and is the valid and binding obligation of Tenant, and rent payments thereunder have commenced.

2. To Tenant’s actual knowledge, as of the date hereof, all improvements, alterations and space required to be furnished according to the Lease have been completed to the satisfaction of Tenant. To Tenant’s actual knowledge, as of the date hereof, any sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full with no exceptions. To Tenant’s actual knowledge, as of the date hereof, all other conditions precedent to the commencement of the term of the Lease have been satisfied. To Tenant’s actual knowledge, as of the date hereof, the Premises comply with all warranties made by Landlord in the Lease.

3. As of the date hereof, to Tenant’s actual knowledge, Landlord has performed all of its obligations under the Lease and to Tenant’s actual knowledge neither Tenant nor Landlord, is currently in default under the Lease and, to Tenant’s actual knowledge, no event has occurred which with the giving of notice or passage of time would constitute such a default.

4. There have been no representations or promises made by Landlord to Tenant except as set forth in the Lease, and the Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, altered or amended (in writing or orally) except as follows: First

Amendment to Lease dated January 29, 2001, Amended and Restated First Amendment (A1) dated April 2, 2002, Second Lease Amendment dated September 18, 2002, After-Hours Parking Letter (Letter) dated July 23, 2004. Landlord has not provided financing for, or invested in, or obtained the right to invest in the business of Tenant, whether through the acquisition of warrants, shares, or otherwise.

5. To Tenant’s actual knowledge, as of the date hereof, there are no off-sets, defenses, claims, counterclaims, deductions, liens or credits against rentals under the Lease or against the enforcement of (a) any right or remedy of Landlord under the Lease or (b) any duty or obligation of Tenant under the Lease. No rentals have been prepaid for more than one month in advance except to the extent required by the Lease. Landlord has not agreed to assume the obligations of Tenant under any other lease in connection with Tenant entering into the Lease.

6. The Lease commenced on February 12, 2001, the Lease term expires on February 11, 2016 and there are no renewal or expansion options except three 5-year options with 9 months notice at market rates. Tenant has no purchase options or rights of first refusal to purchase the Project or any portion thereof, or any interest therein under the Lease or otherwise. Tenant has no cancellation rights (other than standard rights for damage, destruction, condemnation and the like) under the Lease except if Tenant ceases operation for more than six months, either party may terminate lease. The Termination fee includes: 9 months of rent and additional rent, and all unamortized Tenant improvements at a 10% interest rate. Tenant has no right of first refusal or first opportunity to lease or occupy additional space in the Property.

7. Tenant is the legal and equitable owner and holder of the leasehold interest in the Lease and Tenant has not assigned, transferred or encumbered its interest under the Lease nor has Tenant sublet all or any portion of the Premises.

8. As of the date hereof, all base rental and other payments due under the Lease are current and the next base rental payment is due on                         , 2006 in the amount of $            . There is no free rental, rebates or other concessions due to Tenant under the Lease.

9. Additional rent for operating, maintenance, repair expenses, property taxes and assessments and other such expenses and charges (collectively, the “Operating Expenses”) is payable as provided in the Lease. Tenant is required to pay its pro-rata share of all Operating Expenses. The next payment of Operating Expenses is due on                         , 2006 in the amount of $            . Except with respect to the amount, if any, which may be owed to Tenant in connection with the reconciliation of Operating Expenses for calendar year 2005, Tenant is not entitled to any refund or reimbursement of any Operating Expenses previously paid by Tenant.

10. Landlord holds a security deposit pursuant to the Lease in the amount of $12,000.00. Landlord also holds other deposits in the amount of $0.00.

11. To Tenant’s actual knowledge, as of the date hereof, the Premises are in good order and condition, reasonable wear and tear excepted.

12. There are no pending, or to Tenant’s actual knowledge threatened, actions, voluntary or involuntary, against Tenant under federal or state bankruptcy or insolvency laws, nor is Tenant the subject of any receivership, reorganization, assignment for the benefit of creditors or other similar proceedings.

13. This letter shall inure to the benefit of Buyer, Buyer’s designee or nominee, Buyer’s Lender and their respective successors and assigns and shall be binding upon Tenant and Tenant’s heirs, personal representatives, successors and assigns.

14. The undersigned individual executing this letter on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this letter on Tenant’s behalf.

15. Tenant’s current address for notices under the Lease is as follows:

24 Hour Fitness USA, Inc.

12647 Alcosta Blvd., Suite 500

San Ramon, CA 94583

Attention: Property Management/Legal

Phone: (925) 543-3100

Fax: (            )

The above statements are made with the understanding that Buyer and Buyer’s designee, nominee or lender will rely on them in connection with the above-mentioned acquisition. In the event of a conflict between this Estoppel Letter and the Lease, the terms of the Lease will prevail. Under no circumstances is this Estoppel Letter intended to amend or modify the Lease.

Very truly yours,

24 HOUR FITNESS USA, INC.

By:
Its:

EXHIBIT S-2

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to ELPF MET PARK NORTH, L.L.C., a Delaware limited liability company, its successors or assigns (the “Purchaser”), and to “Landlord” (as defined below), with the knowledge and intent that the Purchaser and Landlord shall rely hereon:

1.	The Tenant is the tenant under that certain lease dated (“Lease”), between (“Landlord”) and Tenant, whereby the Tenant leased approximately square feet located at 1220 Howell Street in the City of Seattle, situated in the County of King, State of Washington, and more particularly described in the Lease (the “Leased Premises”).

2.	Attached to this Certificate as Exhibit A is a true, complete and correct copy of the Lease. The Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications attached hereto on Exhibit A attached hereto, if any, and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises. The Lease is in full force and effect.

3.	The minimum rent currently payable under the Lease is in the amount of $ per month which has been paid through , 20 ; and except for the current month, no rent has been paid in advance. Rental for the renewal term, if any, will be , as set forth in the Lease.

4.	Tenant is required to pay % of operating expenses of the Property’s real property taxes, assessments and insurance costs.

5.	Tenant has no claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after the date of this certification.

6.	All conditions to commencement of the Lease have been fulfilled. The Tenant has accepted and has been in possession of the Leased Premises since , . The term of the Lease commenced on , , and the current term shall expire on , 20 . The Tenant has options to renew the Lease as follows:

______________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________.

7.	Tenant has no option, right of first refusal or otherwise to purchase the property or any portion thereof or any interest therein and the only interest of Tenant in the Property is that of a tenant pursuant to the Lease.

8.	That all improvements and other work to be performed by Landlord as required under the Lease, if any, has been satisfactorily completed (including any repair or maintenance work requested by the undersigned in the last ninety (90) days), and the Landlord is not required to contribute or pay any money with respect to any improvements to the Leased Premises.

9.	There is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by either Landlord or Tenant.

10.	Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $0.00.

11.	No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

12.	Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part) by Tenant.

13.	is the guarantor under the Lease
(“Guarantor”).

14.	This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Purchaser and any lender (“Lender”) to Purchaser (or to Purchaser’s owners), each of the respective successors and assigns of Landlord, Purchaser and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Purchaser is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the        day of                     , 2006.

TENANT:

By:	(SEAL)
Name:
Title:

AGREEMENT OF GUARANTOR

The undersigned, being the guarantor of other surety of the obligation of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor and other surety of such obligations of the undersigned as such guarantor or surety are binding and enforceable against the undersigned and that the guaranty set forth in or attached to the Lease is in full force and effect in accordance with its terms as of the date hereof.

By:
Name:
Title:

EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

[ATTACHED IS A LEGIBLE, TRUE, CORRECT AND

COMPLETE COPY OF THE ORIGINAL LEASE AND ALL

AMENDMENTS AND MODIFICATIONS TO THE LEASE.]

SCHEDULE 1

OUTSTANDING CAPITAL EXPENSES, TENANT IMPROVEMENTS,

LEASING COMMISSION OBLIGATIONS AND OTHER LEASING COSTS

None.